Form 10-K, Exhibit 13
period 2013-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC LP
filed 2014-03-28
CIK 925263

                         Morgan Stanley
                         Spectrum Series

                         Annual Report
                         December 31, 2013

                         CERES MANAGED FUTURES LLC

                          To the Limited Partners of
       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
               Morgan Stanley Smith Barney Spectrum Select L.P.
              Morgan Stanley Smith Barney Spectrum Strategic L.P.
              Morgan Stanley Smith Barney Spectrum Technical L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

                                             /s/ Alper Daglioglu
                                             -----------------------------------
                                             By:  Alper Daglioglu
                                                  President and Director
                                                  Ceres Managed Futures LLC
                                                  General Partner,
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Currency and
                                                  Commodity L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Global Balanced L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Select L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Strategic L.P.
                                                  Morgan Stanley Smith Barney
                                                  Spectrum Technical L.P.

                                             Ceres Managed Futures LLC
                                             522 Fifth Avenue
                                             14th Floor
                                             New York, NY 10036
                                             (855) 672-4468

                 Management's Report on Internal Control Over
                              Financial Reporting

   Ceres Managed Futures LLC ("Ceres"), the general partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the "Partnerships"), is responsible for the management of the Partnerships.

   Management of the Partnerships, Ceres ("Management"), is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a - 15(f) and 15d - 15(f) under the Securities Exchange Act of 1934 and for the assessment of internal control over financial reporting. The Partnerships' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships' internal control over financial reporting includes those policies and procedures that:

   (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

   (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and directors of Ceres; and

   (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

   Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

   Management has assessed the effectiveness of the Partnerships' internal control over financial reporting as of December 31, 2013. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on its assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2013 based on the criteria referred to above.

/s/ Alper Daglioglu                            /s/ Alice Lonero
----------------------------------------       --------------------------------------
Alper Daglioglu                                Alice Lonero
President and Director                         Chief Financial Officer
Ceres Managed Futures LLC                      Ceres Managed Futures LLC
General Partner,                               General Partner,

Morgan Stanley Smith Barney Spectrum Currency  Morgan Stanley Smith Barney Spectrum
  and Commodity L.P.                             Currency and Commodity L.P.

Morgan Stanley Smith Barney Spectrum           Morgan Stanley Smith Barney Spectrum Global
  Global Balanced L.P.                           Balanced L.P.

Morgan Stanley Smith Barney Spectrum           Morgan Stanley Smith Barney Spectrum
  Select L.P.                                    Select L.P.

Morgan Stanley Smith Barney Spectrum           Morgan Stanley Smith Barney Spectrum
  Strategic L.P.                                 Strategic L.P.

Morgan Stanley Smith Barney Spectrum           Morgan Stanley Smith Barney Spectrum
  Technical L.P.                                 Technical L.P.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P.:

   We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the "Partnerships"), including the condensed schedules of investments of Morgan Stanley Smith Barney Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2013 and 2012, and the condensed schedule of investments of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. as of December 31, 2012, and the related statements of income and expenses and changes of in partners' capital of the Partnerships for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2013 and 2012, and the results of their operations and changes in their partners' capital for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
March 25, 2014

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Statements of Financial Condition

                                                                            December 31,
                                                                        ---------------------
                                                                           2013       2012
                                                                        ---------- ----------
                                                                            $          $
                                ASSETS
Trading Equity:
Investment in Cambridge Master Fund.................................... 11,299,138  6,920,831
Investment in KR Master Fund...........................................  7,290,317 10,109,603
                                                                        ---------- ----------
   Total Investments in Master Funds................................... 18,589,455 17,030,434
 Cash..................................................................         --  6,788,072
                                                                        ---------- ----------
 Net unrealized gain on open contracts (MS&Co.)........................         --     43,205
                                                                        ---------- ----------
   Total Trading Equity................................................ 18,589,455 23,861,711
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)........        165        710
                                                                        ---------- ----------
   Total Assets........................................................ 18,589,620 23,862,421
                                                                        ========== ==========
                  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................    529,590    422,017
Accrued brokerage fees (MS&Co.)........................................     70,894     90,602
Accrued management fees................................................     20,064     36,617
                                                                        ---------- ----------
   Total Liabilities...................................................    620,548    549,236
                                                                        ---------- ----------
PARTNERS' CAPITAL
Limited Partners (2,394,803.341 and 3,043,048.335 Units, respectively). 17,703,845 23,041,527
General Partner (35,877.343 and 35,877.343 Units, respectively)........    265,227    271,658
                                                                        ---------- ----------
 Total Partners' Capital............................................... 17,969,072 23,313,185
                                                                        ---------- ----------
 Total Liabilities and Partners' Capital............................... 18,589,620 23,862,421
                                                                        ========== ==========
NET ASSET VALUE PER UNIT...............................................       7.39       7.57
                                                                        ========== ==========

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Statements of Income and Expenses

                                                           For the Years Ended December 31,
                                                     -------------------------------------------
                                                         2013           2012           2011
                                                     -------------  -------------  -------------
                                                           $              $              $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley Wealth
   Management)......................................         9,149         17,704         14,552
                                                     -------------  -------------  -------------
EXPENSES
 Brokerage fees (MS&Co.)............................       958,464      1,345,522      1,909,452
 Management fees....................................       346,230        547,886        830,197
 Incentive fees.....................................       165,296             --             --
                                                     -------------  -------------  -------------
   Total Expenses...................................     1,469,990      1,893,408      2,739,649
                                                     -------------  -------------  -------------
NET INVESTMENT LOSS.................................    (1,460,841)    (1,875,704)    (2,725,097)
                                                     -------------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
 Net realized.......................................       444,474       (199,068)      (483,261)
 Net change in unrealized...........................       (43,205)       133,331     (1,210,781)
 Realized loss on investment in KR Master Fund......      (551,662)      (488,412)            --
 Realized gain (loss) on investment in Cambridge
   Master Fund......................................     1,188,237        (44,139)            --
 Realized loss on investment in FL Master Fund......            --     (2,033,985)            --
 Unrealized appreciation (deppreciation) on
   investment in KR Master Fund.....................       (23,816)        52,939             --
 Unrealized appreciation (deppreciation) on
   investment in Cambridge Master Fund..............       (39,518)       123,978             --
 Unrealized appreciation on investment in FL Master
   Fund.............................................            --        514,630             --
                                                     -------------  -------------  -------------
   Total Trading Results............................       974,510     (1,940,726)    (1,694,042)
                                                     -------------  -------------  -------------
NET LOSS............................................      (486,331)    (3,816,430)    (4,419,139)
                                                     =============  =============  =============
Net Loss Allocation
Limited Partners....................................      (479,900)    (3,769,861)    (4,369,934)
General Partner.....................................        (6,431)       (46,569)       (49,205)

Net Loss Per Unit*
Limited Partners....................................         (0.18)         (1.06)         (0.94)
General Partner.....................................         (0.18)         (1.06)         (0.94)

                                                         Units          Units          Units
                                                     -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING....................................... 2,774,112.516  3,584,790.785  4,606,460.437

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                       Statements of Financial Condition

                                                                           December 31,
                                                                       --------------------
                                                                         2013       2012
                                                                       --------- ----------
                                                                          $          $
                               ASSETS
Trading Equity:
 Unrestricted cash.................................................... 6,298,716  9,403,917
 Restricted cash......................................................   968,132    899,358
                                                                       --------- ----------
   Total cash......................................................... 7,266,848 10,303,275
                                                                       --------- ----------
 Net unrealized gain on open contracts (MS&Co.)....................... 1,200,500  1,019,443
 Net unrealized loss on open contracts (MSIP).........................        --    (37,664)
                                                                       --------- ----------
   Total net unrealized gain on open contracts........................ 1,200,500    981,779
                                                                       --------- ----------
   Total Trading Equity............................................... 8,467,348 11,285,054
Interest receivable (MS&Co. & Morgan Stanley Wealth Management).......        96        422
                                                                       --------- ----------
   Total Assets....................................................... 8,467,444 11,285,476
                                                                       ========= ==========
                  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable...................................................   187,714    117,253
Payable to MS&Co......................................................    44,762         --
Accrued brokerage fees (MS&Co.).......................................    32,043     42,933
Options written (premiums received $12,708 and $12,772, respectively).    31,915     22,859
Accrued management fees...............................................     8,707     13,727
                                                                       --------- ----------
   Total Liabilities..................................................   305,141    196,772
                                                                       --------- ----------
PARTNERS' CAPITAL
Limited Partners (601,916.025 and 776,379.501 Units, respectively).... 8,000,772 10,917,812
General Partner (12,152.331 and 12,152.331 Units, respectively).......   161,531    170,892
                                                                       --------- ----------
 Total Partners' Capital.............................................. 8,162,303 11,088,704
                                                                       --------- ----------
 Total Liabilities and Partners' Capital.............................. 8,467,444 11,285,476
                                                                       ========= ==========
NET ASSET VALUE PER UNIT..............................................     13.29      14.06
                                                                       ========= ==========

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                       Statements of Income and Expenses

                                                      For the Years Ended December 31,
                                                  ---------------------------------------
                                                     2013         2012          2011
                                                  -----------  -----------  -------------
                                                       $            $             $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley Wealth
   Management)...................................       5,480        9,876          7,327
                                                  -----------  -----------  -------------
EXPENSES
 Brokerage fees (MS&Co.).........................     459,184      591,826        764,480
 Management fees.................................     133,754      190,827        246,609
                                                  -----------  -----------  -------------
   Total Expenses................................     592,938      782,653      1,011,089
                                                  -----------  -----------  -------------
NET INVESTMENT LOSS..............................    (587,458)    (772,777)    (1,003,762)
                                                  -----------  -----------  -------------
TRADING RESULTS
Trading profit (loss):
 Net realized....................................    (129,286)     370,013     (1,151,478)
 Net change in unrealized........................     209,601     (248,162)      (339,048)
                                                  -----------  -----------  -------------
   Total Trading Results.........................      80,315      121,851     (1,490,526)
                                                  -----------  -----------  -------------
NET LOSS.........................................    (507,143)    (650,926)    (2,494,288)
                                                  ===========  ===========  =============
Net Loss Allocation
Limited Partners.................................    (497,782)    (641,657)    (2,466,376)
General Partner..................................      (9,361)      (9,269)       (27,912)

Net Loss Per Unit*
Limited Partners.................................       (0.77)       (0.77)         (2.29)
General Partner..................................       (0.77)       (0.77)         (2.29)

                                                     Units        Units         Units
                                                  -----------  -----------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING.................................... 712,685.559  879,118.270  1,056,873.607

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Statements of Financial Condition

                                                                       December 31,
                                                                 -----------------------
                                                                    2013         2012
                                                                 ----------- -----------
                                                                     $            $
                            ASSETS
Trading Equity:
 Unrestricted cash.............................................. 117,701,386 171,164,335
 Restricted cash................................................  26,703,038  27,192,268
                                                                 ----------- -----------
   Total cash................................................... 144,404,424 198,356,603
                                                                 ----------- -----------
 Net unrealized gain on open contracts (MS&Co.).................   6,652,432   3,072,667
 Net unrealized loss on open contracts (MSIP)...................          --    (521,313)
                                                                 ----------- -----------
   Total net unrealized gain on open contracts..................   6,652,432   2,551,354
                                                                 ----------- -----------
   Total Trading Equity......................................... 151,056,856 200,907,957
Interest receivable (MS&Co. & Morgan Stanley Wealth Management).       1,354       6,032
                                                                 ----------- -----------
   Total Assets................................................. 151,058,210 200,913,989
                                                                 =========== ===========
               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable.............................................   3,447,262   3,642,807
Accrued brokerage fees (MS&Co.).................................     750,593     994,527
Accrued management fees.........................................     205,988     302,574
Payable to MS&Co................................................     127,622          --
                                                                 ----------- -----------
   Total Liabilities............................................   4,531,465   4,939,908
                                                                 ----------- -----------
PARTNERS' CAPITAL
Limited Partners (5,462,815.917 and 6,979,883.723 Units,
  respectively)................................................. 144,651,488 193,760,270
General Partner (70,819.769 and 79,748.769 Units, respectively).   1,875,257   2,213,811
                                                                 ----------- -----------
 Total Partners' Capital........................................ 146,526,745 195,974,081
                                                                 ----------- -----------
 Total Liabilities and Partners' Capital........................ 151,058,210 200,913,989
                                                                 =========== ===========
NET ASSET VALUE PER UNIT........................................       26.48       27.76
                                                                 =========== ===========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Statements of Income and Expenses

                                                 For the Years Ended December 31,
                                           --------------------------------------------
                                               2013           2012            2011
                                           -------------  -------------  --------------
                                                 $              $               $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley
   Wealth Management).....................        78,343        153,597         125,873
                                           -------------  -------------  --------------
EXPENSES
 Brokerage fees (MS&Co.)..................    10,576,864     15,124,033      21,431,854
 Management fees..........................     3,176,170      4,610,705       7,263,522
 Incentive fees...........................            --             --       2,034,158
                                           -------------  -------------  --------------
   Total Expenses.........................    13,753,034     19,734,738      30,729,534
                                           -------------  -------------  --------------
NET INVESTMENT LOSS.......................   (13,674,691)   (19,581,141)    (30,603,661)
                                           -------------  -------------  --------------
TRADING RESULTS
Trading profit (loss):
 Net realized.............................     1,840,569     (2,747,878)    (23,852,820)
 Net change in unrealized.................     4,101,078     (3,850,545)    (13,401,268)
                                           -------------  -------------  --------------
   Total Trading Results..................     5,941,647     (6,598,423)    (37,254,088)
                                           -------------  -------------  --------------
NET LOSS..................................    (7,733,044)   (26,179,564)    (67,857,749)
                                           =============  =============  ==============
Net Loss Allocation
Limited Partners..........................    (7,644,502)   (25,885,258)    (67,138,290)
General Partner...........................       (88,542)      (294,306)       (719,459)

Net Income (Loss) Per Unit*
Limited Partners..........................         (1.28)         (3.48)          (6.79)
General Partner...........................         (1.28)         (3.48)          (6.79)

                                               Units          Units           Units
                                           -------------  -------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING............................. 6,392,736.584  8,177,824.370  10,069,277.824

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                       Statements of Financial Condition

                                                                            December 31,
                                                                        ---------------------
                                                                           2013       2012
                                                                        ---------- ----------
                                                                            $          $
                                ASSETS
Investment in BHM I, LLC (cost $449,078 and $17,491,367,
  respectively)........................................................ 46,985,018 63,045,391
Investment in MB Master Fund (cost $3,926,311 and $8,102,894, respectively)........................................................  4,183,031  8,142,971
Investment in PGR Master Fund (cost $3,246,961 and $6,033,345, respectively)........................................................  3,327,454  5,021,111
                                                                        ---------- ----------
   Total Investments................................................... 54,495,503 76,209,473
Interest receivable (MS&Co.)...........................................        494      2,273
                                                                        ---------- ----------
   Total Assets........................................................ 54,495,997 76,211,746
                                                                        ========== ==========
                  LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable....................................................  1,159,681  1,590,323
Accrued brokerage fees (MS&Co.)........................................    270,566    387,030
Accrued management fees................................................    124,834    174,921
                                                                        ---------- ----------
   Total Liabilities...................................................  1,555,081  2,152,274
                                                                        ---------- ----------
PARTNERS' CAPITAL
Limited Partners (3,829,652.114 and 5,140,837.802 Units, respectively). 52,246,247 73,232,715
General Partner (50,919.274 and 58,037.274 Units, respectively)........    694,669    826,757
                                                                        ---------- ----------
 Total Partners' Capital............................................... 52,940,916 74,059,472
                                                                        ---------- ----------
 Total Liabilities and Partners' Capital............................... 54,495,997 76,211,746
                                                                        ========== ==========
NET ASSET VALUE PER UNIT...............................................      13.64      14.25
                                                                        ========== ==========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                       Statements of Income and Expenses

                                                             For the Years Ended December 31,
                                                       -------------------------------------------
                                                           2013           2012           2011
                                                       -------------  -------------  -------------
                                                             $              $              $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley Wealth
   Management)........................................        28,668         57,466         53,908
                                                       -------------  -------------  -------------
EXPENSES
 Brokerage fees (MS&Co.)..............................     3,855,868      5,825,816      9,254,864
 Management fees......................................     1,753,124      2,647,299      4,157,245
 Incentive fees.......................................            --             --      1,238,078
                                                       -------------  -------------  -------------
   Total Expenses.....................................     5,608,992      8,473,115     14,650,187
                                                       -------------  -------------  -------------
NET INVESTMENT LOSS...................................    (5,580,324)    (8,415,649)   (14,596,279)
                                                       -------------  -------------  -------------
TRADING RESULTS
Trading profit (loss):
 Net realized.........................................            --             --      2,750,625
 Net change in unrealized.............................            --             --     (8,555,065)
 Realized gain (loss) on investment in BHM I, LLC.....       559,473       (429,295)      (958,118)
 Realized gain (loss) on investment in PGR Master
   Fund...............................................         5,825        (25,751)            --
 Realized gain on investment in MB Master Fund........        22,738          3,838             --
 Unrealized appreciation (depreciation) on investment
   in BHM I, LLC......................................       981,916       (687,951)   (21,346,446)
 Unrealized appreciation (depreciation) on investment
   in PGR Master Fund.................................     1,092,727     (1,252,834)       240,600
 Unrealized appreciation (depreciation) on investment
   in MB Master Fund..................................       216,643        160,465       (120,388)
                                                       -------------  -------------  -------------
   Total Trading Results..............................     2,879,322     (2,231,528)   (27,988,792)
                                                       -------------  -------------  -------------
NET LOSS..............................................    (2,701,002)   (10,647,177)   (42,585,071)
                                                       =============  =============  =============
Net Loss Allocation
Limited Partners......................................    (2,668,922)   (10,517,888)   (42,124,253)
General Partner.......................................       (32,080)      (129,289)      (460,818)

Net Loss Per Unit*
Limited Partners......................................         (0.61)         (1.77)         (5.47)
General Partner.......................................         (0.61)         (1.77)         (5.47)

                                                           Units          Units          Units
                                                       -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING......................................... 4,582,116.588  6,273,402.856  7,873,786.813

*  Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Statements of Financial Condition

                                                                         December 31,
                                                                   -----------------------
                                                                      2013         2012
                                                                   ----------- -----------
                                                                       $            $
                             ASSETS
Trading Equity:
Investment in Blackwater Master Fund..............................  33,548,272  43,685,685
                                                                   ----------- -----------
 Unrestricted cash................................................  91,751,066 120,032,935
 Restricted cash..................................................  12,312,414  14,361,905
                                                                   ----------- -----------
   Total cash..................................................... 104,063,480 134,394,840
                                                                   ----------- -----------
 Net unrealized gain (loss) on open contracts (MS&Co.)............   1,225,590  (1,017,450)
 Net unrealized loss on open contracts (MSIP).....................           -     (24,094)
                                                                   ----------- -----------
   Total net unrealized gain (loss) on open contracts.............   1,225,590  (1,041,544)
                                                                   ----------- -----------
   Total Trading Equity........................................... 138,837,342 177,038,981
Interest receivable (MS&Co. & Morgan Stanley Wealth Management)...       1,241       5,291
                                                                   ----------- -----------
   Total Assets................................................... 138,838,583 177,044,272
                                                                   =========== ===========
                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable...............................................   3,062,360   3,098,948
Accrued brokerage fees (MS&Co.)...................................     687,693     863,648
Accrued management fees...........................................     142,659     199,286
                                                                   ----------- -----------
   Total Liabilities..............................................   3,892,712   4,161,882
                                                                   ----------- -----------
PARTNERS' CAPITAL
Limited Partners (8,052,816.352 and 10,222,252.707 Units,
  respectively)................................................... 133,281,088 170,851,495
General Partner (100,585.879 and 121,510.879 Units, respectively).   1,664,783   2,030,895
                                                                   ----------- -----------
   Total Partners' Capital........................................ 134,945,871 172,882,390
                                                                   ----------- -----------
   Total Liabilities and Partners' Capital........................ 138,838,583 177,044,272
                                                                   =========== ===========
NET ASSET VALUE PER UNIT..........................................       16.55       16.71
                                                                   =========== ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Statements of Income and Expenses

                                                          For the Years Ended December 31,
                                                   ---------------------------------------------
                                                       2013            2012            2011
                                                   -------------  --------------  --------------
                                                         $               $               $
INVESTMENT INCOME
 Interest income (MS&Co. & Morgan Stanley Wealth
   Management)....................................        69,030         133,904         107,915
                                                   -------------  --------------  --------------
EXPENSES
 Brokerage fees (MS&Co.)..........................     9,353,028      13,307,993      18,722,379
 Management fees..................................     2,127,948       3,384,253       6,205,832
 Incentive fees...................................            --              --          94,355
                                                   -------------  --------------  --------------
   Total Expenses.................................    11,480,976      16,692,246      25,022,566
 Management fee waived............................            --         (83,982)             --
                                                   -------------  --------------  --------------
   Net Expenses...................................    11,480,976      16,608,264      25,022,566
                                                   -------------  --------------  --------------
NET INVESTMENT LOSS...............................   (11,411,946)    (16,474,360)    (24,914,651)
                                                   -------------  --------------  --------------
TRADING RESULTS
Trading profit (loss):
 Net realized.....................................     7,217,969      (6,219,265)     11,402,800
 Net change in unrealized.........................     2,267,134      (9,809,697)    (11,820,187)
 Realized gain (loss) on investment in Blackwater
   Master Fund....................................       396,051      (4,657,167)        167,699
 Unrealized appreciation on Investment in
   Blackwater Master Fund.........................        63,604         898,526         564,283
 Proceeds from Litigation.........................            --              --          10,951
                                                   -------------  --------------  --------------
   Total Trading Results..........................     9,944,758     (19,787,603)        325,546
                                                   -------------  --------------  --------------
NET LOSS..........................................    (1,467,188)    (36,261,963)    (24,589,105)
                                                   =============  ==============  ==============
Net Loss Allocation
Limited Partners..................................    (1,451,095)    (35,829,461)    (24,340,924)
General Partner...................................       (16,093)       (432,502)       (248,181)

Net Loss Per Unit*
Limited Partners..................................         (0.16)          (2.94)          (1.68)
General Partner...................................         (0.16)          (2.94)          (1.68)

                                                       Units           Units           Units
                                                   -------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING..................................... 9,350,648.660  12,156,580.269  14,975,570.662

* Based on change in net asset value per Unit.

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

   As of December 31, 2013, Spectrum Currency held no futures or forward contracts; therefore, there were no net unrealized gains or losses on futures or forward contracts.

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                                  gain on           % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Foreign currency..............................      5,545           0.02
                                                   ------           ----
Total Futures and Forward Contracts Purchased.      5,545           0.02
                                                   ------           ----

Futures and Forward Contracts Sold
----------------------------------
Foreign currency..............................     35,827           0.16
                                                   ------           ----
Total Futures and Forward Contracts Sold......     35,827           0.16
                                                   ------           ----
 Unrealized Currency Gain.....................      1,833           0.01
                                                   ------           ----
Net fair value................................     43,205           0.19
                                                   ======           ====

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (86,359)         (1.06)
Equity........................................      84,093           1.03
Foreign currency..............................     115,306           1.41
Interest rate.................................     (27,000)         (0.33)
                                                 ---------          -----
Total Futures and Forward Contracts Purchased.      86,040           1.05
                                                 ---------          -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................     144,024           1.76
Equity........................................      (8,824)         (0.11)
Foreign currency..............................      26,188           0.32
Interest rate.................................      63,451           0.78
                                                 ---------          -----
Total Futures and Forward Contracts Sold......     224,839           2.75
                                                 ---------          -----
 Unrealized Currency Gain.....................     889,621          10.90
                                                 ---------          -----
Net fair value................................   1,200,500          14.70
                                                 =========          =====

                                                                    % of
Option Contracts                                 Fair Value   Partners' Capital
----------------                               -------------- -----------------
                                                     $
Options written on Future Contracts...........     (31,915)         (0.39)

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................    (58,726)          (0.53)
Equity........................................     43,098            0.39
Foreign currency..............................     78,781            0.71
Interest rate.................................     25,589            0.23
                                                  -------           -----
Total Futures and Forward Contracts Purchased.     88,742            0.80
                                                  -------           -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................     11,711            0.11
Equity........................................       (439)             --(1)
Foreign currency..............................     24,791            0.22
Interest rate.................................    (19,479)          (0.18)
                                                  -------           -----
Total Futures and Forward Contracts Sold......     16,584            0.15
                                                  -------           -----
 Unrealized Currency Gain.....................    876,453            7.90
                                                  -------           -----
Net fair value................................    981,779            8.85
                                                  =======           =====

                                                                    % of
Option Contracts                                 Fair Value   Partners' Capital
----------------                               -------------- -----------------
                                                     $
Options written on Future Contracts...........    (22,859)          (0.21)

(1)Amount less than 0.005%

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................   (1,214,349)        (0.82)
Equity........................................    3,462,235          2.36
Foreign currency..............................    1,349,914          0.92
Interest rate.................................     (574,172)        (0.39)
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.    3,023,628          2.07
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................    2,107,872          1.44
Equity........................................       32,409          0.02
Foreign currency..............................      927,755          0.63
Interest rate.................................    1,250,345          0.85
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    4,318,381          2.94
                                                 ----------         -----
 Unrealized Currency Loss.....................     (689,577)        (0.47)
                                                 ----------         -----
Net fair value................................    6,652,432          4.54
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (257,575)        (0.13)
Equity........................................    1,325,665          0.67
Foreign currency..............................      856,313          0.43
Interest rate.................................      151,921          0.08
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.    2,076,324          1.05
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................      (82,988)        (0.04)
Equity........................................      (36,283)        (0.02)
Foreign currency..............................    1,942,804          0.99
Interest rate.................................     (144,638)        (0.07)
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    1,678,895          0.86
                                                 ----------         -----
   Unrealized Currency Loss...................   (1,203,865)        (0.61)
                                                 ----------         -----
Net fair value................................    2,551,354          1.30
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                      Condensed Schedules of Investments
                          December 31, 2013 and 2012

   As of December 31, 2013 and 2012, Spectrum Strategic held no futures or forward contracts; therefore, there were no net unrealized gains or losses on futures or forward contracts.

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Condensed Schedule of Investments
                               December 31, 2013

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (204,694)        (0.15)
Equity........................................    3,109,753          2.31
Foreign currency..............................      300,680          0.22
Interest rate.................................     (400,432)        (0.30)
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.    2,805,307          2.08
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................      768,610          0.57
Equity........................................       22,944          0.02
Foreign currency..............................      497,611          0.37
Interest rate.................................      578,949          0.43
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    1,868,114          1.39
                                                 ----------         -----
 Unrealized Currency Loss.....................   (3,447,831)        (2.56)
                                                 ----------         -----
Net fair value................................    1,225,590          0.91
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                       Condensed Schedule of Investments
                               December 31, 2012

                                               Net unrealized
                                               gain/(loss) on       % of
Futures and Forward Contracts Purchased        open contracts Partners' Capital
---------------------------------------        -------------- -----------------
                                                     $
Commodity.....................................     (255,725)        (0.15)
Equity........................................      965,010          0.56
Foreign currency..............................       69,363          0.04
Interest rate.................................      322,705          0.19
                                                 ----------         -----
Total Futures and Forward Contracts Purchased.    1,101,353          0.64
                                                 ----------         -----

Futures and Forward Contracts Sold
----------------------------------
Commodity.....................................       49,147          0.03
Equity........................................       (9,384)        (0.01)
Foreign currency..............................    1,322,968          0.76
Interest rate.................................      (22,477)        (0.01)
                                                 ----------         -----
Total Futures and Forward Contracts Sold......    1,340,254          0.77
                                                 ----------         -----
 Unrealized Currency Loss.....................   (3,483,151)        (2.01)
                                                 ----------         -----
Net fair value................................   (1,041,544)        (0.60)
                                                 ==========         =====

The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2013, 2012, and 2011

                                        Units of
                                       Partnership    Limited     General
                                        Interest      Partners    Partner     Total
                                      -------------  ----------  --------  ----------
                                                         $           $          $
Partners' Capital, December 31, 2010. 5,020,573.947  47,504,374   517,432  48,021,806
Net Loss.............................            --  (4,369,934)  (49,205) (4,419,139)
Redemptions..........................  (988,282.545) (8,738,364)  (49,999) (8,788,363)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2011. 4,032,291.402  34,396,076   418,228  34,814,304
Net Loss.............................            --  (3,769,861)  (46,569) (3,816,430)
Redemptions..........................  (953,365.724) (7,584,688) (100,001) (7,684,689)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2012. 3,078,925.678  23,041,527   271,658  23,313,185
Net Loss.............................            --    (479,900)   (6,431)   (486,331)
Redemptions..........................  (648,244.994) (4,857,782)       --  (4,857,782)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2013. 2,430,680.684  17,703,845   265,227  17,969,072
                                      =============  ==========  ========  ==========

The accompanying notes are an integral part of these financial statements.

           Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2013, 2012, and 2011

                                        Units of
                                       Partnership    Limited    General
                                        Interest      Partners   Partner     Total
                                      -------------  ----------  -------  ----------
                                                         $          $          $
Partners' Capital, December 31, 2010. 1,135,405.366  19,232,434  208,073  19,440,507
Net Loss.............................            --  (2,466,376) (27,912) (2,494,288)
Redemptions..........................  (186,460.494) (2,877,935)      --  (2,877,935)
                                      -------------  ----------  -------  ----------
Partners' Capital, December 31, 2011.   948,944.872  13,888,123  180,161  14,068,284
Net Loss.............................            --    (641,657)  (9,269)   (650,926)
Redemptions..........................  (160,413.040) (2,328,654)      --  (2,328,654)
                                      -------------  ----------  -------  ----------
Partners' Capital, December 31, 2012.   788,531.832  10,917,812  170,892  11,088,704
Net Loss.............................            --    (497,782)  (9,361)   (507,143)
Redemptions..........................  (174,463.476) (2,419,258)      --  (2,419,258)
                                      -------------  ----------  -------  ----------
Partners' Capital, December 31, 2013.   614,068.356   8,000,772  161,531   8,162,303
                                      =============  ==========  =======  ==========

The accompanying notes are an integral part of these financial statements.

               Morgan Stanley Smith Barney Spectrum Select L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2013, 2012, and 2011

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2010. 10,760,255.711  404,921,242  4,329,618  409,250,860
Net Loss.............................             --  (67,138,290)  (719,459) (67,857,749)
Redemptions.......................... (1,601,637.811) (54,746,671)  (502,032) (55,248,703)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2011.  9,158,617.900  283,036,281  3,108,127  286,144,408
Net Loss.............................             --  (25,885,258)  (294,306) (26,179,564)
Redemptions.......................... (2,098,985.408) (63,390,753)  (600,010) (63,990,763)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012.  7,059,632.492  193,760,270  2,213,811  195,974,081
Net Loss.............................             --   (7,644,502)   (88,542)  (7,733,044)
Redemptions.......................... (1,525,996.806) (41,464,280)  (250,012) (41,714,292)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2013.  5,533,635.686  144,651,488  1,875,257  146,526,745
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Strategic L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2013, 2012, and 2011

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2010.  8,352,365.929  177,594,148  1,916,408  179,510,556
Net Loss.............................             --  (42,124,253)  (460,818) (42,585,071)
Redemptions.......................... (1,062,599.076) (19,951,492)  (199,468) (20,150,960)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2011.  7,289,766.853  115,518,403  1,256,122  116,774,525
Net Loss.............................             --  (10,517,888)  (129,289) (10,647,177)
Redemptions.......................... (2,090,891.777) (31,767,800)  (300,076) (32,067,876)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012.  5,198,875.076   73,232,715    826,757   74,059,472
Net Loss.............................             --   (2,668,922)   (32,080)  (2,701,002)
Redemptions.......................... (1,318,303.688) (18,317,546)  (100,008) (18,417,554)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2013.  3,880,571.388   52,246,247    694,669   52,940,916
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

              Morgan Stanley Smith Barney Spectrum Technical L.P.
                  Statements of Changes in Partners' Capital
             For the Years Ended December 31, 2013, 2012, and 2011

                                         Units of
                                        Partnership     Limited     General
                                         Interest       Partners    Partner      Total
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2010. 16,094,164.136  339,644,475  3,611,552  343,256,027
Net Loss.............................             --  (24,340,924)  (248,181) (24,589,105)
Redemptions.......................... (2,459,949.357) (50,356,090)  (399,970) (50,756,060)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2011. 13,634,214.779  264,947,461  2,963,401  267,910,862
Net Loss.............................             --  (35,829,461)  (432,502) (36,261,963)
Redemptions.......................... (3,290,451.193) (58,266,505)  (500,004) (58,766,509)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2012. 10,343,763.586  170,851,495  2,030,895  172,882,390
Net Loss.............................             --   (1,451,095)   (16,093)  (1,467,188)
Redemptions.......................... (2,190,361.355) (36,119,312)  (350,019) (36,469,331)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2013.  8,153,402.231  133,281,088  1,664,783  134,945,871
                                      ==============  ===========  =========  ===========

The accompanying notes are an integral part of these financial statements.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

1. Organization

   Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. ("Spectrum Currency"), Morgan Stanley Smith Barney Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Smith Barney Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Smith Barney Spectrum Strategic L.P. ("Spectrum Strategic") and Morgan Stanley Smith Barney Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests") (refer to Note 6. Financial Instruments).

   Ceres Managed Futures LLC, a Delaware limited liability company, acts as the general partner ("Ceres" or the "General Partner") and commodity pool operator of the Partnerships. Ceres is a wholly-owned subsidiary of Morgan Stanley Smith Barney Holdings LLC ("MSSBH"). MSSBH is wholly-owned indirectly by Morgan Stanley. Prior to June 2013, Citigroup Inc. was an indirect minority owner of MSSBH. Morgan Stanley Smith Barney LLC is doing business as Morgan Stanley Wealth Management ("Morgan Stanley Wealth Management"). This entity, previously acted as a non-clearing commodity broker for the Partnerships. Morgan Stanley Wealth Management is a principal subsidiary of MSSBH.

   The clearing commodity broker is Morgan Stanley & Co. LLC ("MS&Co."). Morgan Stanley & Co. International plc ("MSIP") previously served as a clearing commodity broker for the Partnerships. MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MS&Co. and MSCG are wholly-owned subsidiaries of Morgan Stanley.

   The Partnerships no longer offer Units of limited partnership interest ("Unit(s)") for purchase or exchange.

   Effective December 1, 2013, the management fee payable by Spectrum Technical to Blackwater Capital Management LLC ("Blackwater") was reduced from a monthly management fee rate equal to 1/12 of 1.25% (a 1.25% annual rate) per month of net assets allocated to Blackwater on the first day of each month to a monthly management fee rate equal to 1/12 of 0.75% (a 0.75% annual rate) per month of net assets allocated to Blackwater on the first day of each month.

   Effective December 1, 2013, the management fee payable by Spectrum Select to Northfield Trading L.P. ("Northfield") was reduced from a monthly management fee rate equal to 1/12 of 2% (a 2% annual rate) of net assets allocated to Northfield on the first day of each month to a monthly management fee rate equal to 1/12 of 1% (a 1% annual rate) per month of net assets allocated to Northfield on the first day of each month.

   Effective October 1, 2013, the management fee payable by Spectrum Currency to Krom River Investment Management (Cayman) Limited (together with its affiliate, Krom River Trading AG) ("Krom River") was reduced from a monthly management fee rate equal to 1/12 of 2% (a 2% annual rate) per month of net assets allocated to Krom River on the first day of each month to a monthly management fee rate equal to 1/12 of 1% (a 1% annual rate) per month of net assets allocated to Krom River on the first day of each month.

   Effective October 1, 2013, the General Partner determined that Spectrum Currency's assets allocated to The Cambridge Strategy (Asset Management) Limited ("Cambridge") shall be allocated 50% to Cambridge's Asian Markets Alpha Programme, and 50% to Cambridge's Emerging Markets Alpha Programme.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Effective October 1, 2013, EMC Capital Management, Inc. ("EMC") assigned its obligations, rights and interest to EMC Capital Advisors, LLC ("EMC Capital Advisors"). EMC Capital Advisors has assumed all of EMC's obligations under the management agreement, dated as of June 1, 1998, as amended, among Spectrum Select, the General Partner and EMC.

   Effective June 30, 2013, Ceres terminated the management agreement among Ceres, Sunrise Capital Management, Inc. ("Sunrise Capital") and Spectrum Select, pursuant to which Sunrise Capital ceased all Futures Interest trading on behalf of Spectrum Select.

   Effective May 31, 2013, Ceres terminated the management agreement among Ceres, C-View International Limited ("C-View") and Spectrum Currency pursuant to which C-View ceased all Futures Interest trading on behalf of Spectrum Currency.

   Effective May 31, 2013, Ceres terminated the management agreement among Ceres, C-View and Spectrum Global Balanced pursuant to which C-View ceased all Futures Interest trading on behalf of Spectrum Global Balanced.

   Effective the close of business on October 31, 2012, Ceres terminated the management agreement dated as of November 1, 1994, and as amended on November 30, 2000, between Ceres, John W. Henry & Company, Inc. ("JWH") and Spectrum Technical. Consequently, JWH ceased all trading on behalf of Spectrum Technical effective October 31, 2012.

   Effective the close of business on October 31, 2012, Ceres terminated the management agreement dated as of November 1, 1994, among Ceres, Chesapeake Capital Corporation ("Chesapeake") and Spectrum Technical. Consequently, Chesapeake ceased all trading on behalf of Spectrum Technical effective October 31, 2012.

   On October 22, 2012, Ceres, Cambridge and Spectrum Currency entered into a management agreement pursuant to which, effective November 1, 2012, Cambridge serves as a trading advisor to Spectrum Currency and trades its allocated portion of Spectrum Currency's net assets through its investment in Cambridge Master Fund L.P. ("Cambridge Master Fund") pursuant to the Cambridge Asian Markets Alpha Programme.

   Effective the close of business on October 10, 2012, Ceres terminated the management agreement dated as of January 1, 2012, between Ceres, Flintlock Capital Asset Management, LLC ("Flintlock") and Spectrum Currency. The Partnership fully redeemed its investment in FL Master Fund L.P. ("FL Master Fund") effective October 10, 2012.

   Effective June 1, 2012, Chesapeake reduced the management fee it receives from Spectrum Technical from a rate of 1/12 of 2% (a 2% annual rate) of adjusted net assets to 1/12 of 1% (a 1% annual rate) of adjusted net assets.

   Effective June 1, 2012, Aspect Capital Limited ("Aspect"), reduced the monthly management fee for Spectrum Technical from 1/12 of 2.0% (a 2.0% annual rate) to 1/12 of 1.5% (a 1.5% annual rate) of the net assets as of the first day of each month.

   Effective May 22, 2012, Chesapeake, in consultation with the General Partner for Spectrum Technical temporarily reduced the overall leverage of Spectrum Technical's assets traded pursuant to Chesapeake's Diversified 2XL Program (the "Program") from 75% of the customary leverage utilized by the Program, to 50% of the customary leverage utilized by the Program, a reduction of 33.33%. This reduction in leverage was in response to the than current market environment and the adverse performance experienced by Chesapeake over the previous 12 months.

   As of January 2, 2012, the General Partner changed the trading strategy of Spectrum Currency to a strategy in which the trading advisors employ proprietary trading models and methodologies that seek to identify favorable price relationships between and among various global currency and commodity markets through the analysis of technical market information. Spectrum Currency aims to

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

achieve capital appreciation through speculative trading directly and indirectly, in U.S. and international markets for currencies, agricultural and energy products and precious and base metals. Spectrum Currency may employ futures, options on futures, and forward contracts in those markets.

   Effective January 1, 2012, the management fee payable by Spectrum Technical to Winton Capital Management Limited ("Winton") was reduced from a monthly management fee rate equal to 1/6 of 1% (a 2% annual rate) per month of net assets allocated to Winton on the first day of each month to a monthly management fee rate equal to 1/12 of 1.5% (a 1.5% annual rate) per month of net assets allocated to Winton on the first day of each month.

   Effective January 1, 2012, the General Partner added Flintlock and Krom River as trading advisors to manage the assets of Spectrum Currency through its investments in FL Master Fund and KR Master Fund L.P. ("KR Master Fund"), respectively.

   Effective December 31, 2011, the General Partner removed the following trading advisors from Spectrum Currency: JWH and Sunrise Capital Partners, LLC ("Sunrise"). Consequently, both JWH and Sunrise ceased all futures interest trading on behalf of Spectrum Currency as of that date.

   Effective December 1, 2011, the General Partner added Aventis Asset Management LLC ("Aventis") and PGR Capital LLP ("PGR") as trading advisors to manage the assets of Spectrum Strategic through its investment in MB Master Fund L.P. ("MB Master Fund") and PGR Master Fund L.P. ( "PGR Master Fund"), respectively.

   Effective December 1, 2011, the General Partner added Blackwater as a trading advisor to manage the assets of Spectrum Technical through its investment in Blackwater Master Fund L.P. ("Blackwater Master Fund").

   Effective November 30, 2011, the General Partner has removed Eclipse Capital Management Inc. ("Eclipse") as a trading advisor to Spectrum Strategic.

   Effective as of the close of business on August 31, 2011, DKR Fusion Management L.P. ("DKR") was terminated as a trading advisor to Spectrum Strategic.

   Effective August 1, 2011, JWH started trading the net assets of Spectrum Technical allocated to JWH (the "JWH Account") in accordance with the JWH Global Analytics trading program and ceased trading the JWH Account in accordance with JWH's Financial and Metals Portfolio.

   Effective as of the close of business on May 31, 2011, DKR was terminated as a trading advisor to Spectrum Currency.

   Effective May 31, 2011, Morgan Stanley & Co. Incorporated changed its name to Morgan Stanley & Co. LLC.

   Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interest.

2. Summary of Significant Accounting Policies

   Use of Estimates -- The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America
("U.S. GAAP"), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates and the differences could be material.

   Valuation -- Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

the Statements of Financial Condition as net unrealized gains or losses on open contracts. The resulting net change in unrealized gains and losses is reflected in the net change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Income and Expenses. The fair value of exchange-traded futures, options and forward contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as inputs the spot prices, interest rates, and option implied volatilities quoted as of approximately
3:00 P.M. (E.T.) on the last business day of the reporting period. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

   The Partnerships may invest in affiliated underlying funds. U.S. GAAP permits the Partnerships, as a practical expedient, to estimate the fair value of an investment using the net asset value per share of the investment, if the net asset value per share of the investment is calculated in a manner consistent with the measurement principles of Financial Accounting Standards Board (the "FASB") Accounting Standards Codification ("ASC") 946 as of the reporting entity's measurement date.The fair value of Partnerships' investment in each affiliated underlying fund is based on the information provided by the affiliated underlying fund which reflects the Partnerships' pro rata share of the net asset value of the affiliated underlying fund (i.e., the practical expedient is used).

   The Partnerships may also invest in Master Funds. The Partnerships record their investments in Master Funds at fair value on the basis of the net asset value of such investments. The financial statements of the Master Funds, including the condensed schedule of investments and the notes to the Master Funds' financial statements, which provide information about the Master Funds' valuation policy, are attached to this report and should be read with the Partnerships' financial statements.

   The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interests on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of the Futures Interests on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.

   Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition. The difference between the fair value of the option and the premiums received/premiums paid is treated as an unrealized gain or loss within the Statements of Income and Expenses.

   Revenue Recognition -- Monthly, MS&Co. pays each Partnership interest income on 100% of the average daily equity maintained in cash in Spectrum Currency, Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical accounts during each month at a rate equal to 80% for Spectrum Currency, Spectrum Select, Spectrum Strategic and Spectrum Technical, and at a rate equal to 100% for Spectrum Global Balanced of the monthly average of the 4-week U.S. Treasury bill discount rate. MS&Co. retains any interest earned in excess of the interest paid to the Partnerships. For purposes of such interest payments, net assets do not include monies due to the Partnerships on Futures Interests that have not been received.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Fair Value of Financial Instruments -- The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under the FASB ASC guidance relating to financial instruments approximates the carrying amount presented in the Statements of Financial Condition.

   Foreign Currency Transactions and Translation -- The Partnerships' functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. The effects of changes in foreign currency exchange rates on investments are not segregated in the Statements of Income and Expenses from the changes in market price of those investments, but are included in the net realized gain/loss and net change in unrealized trading profit (loss) in the Statements of Income and Expenses.

   Net Income (Loss) per Unit -- Net income (loss) per Unit is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (refer to Note 9. Financial Highlights).

   Trading Equity -- The Partnerships' asset "Trading Equity" reflected on the Statements of Financial Condition, consists of (a) cash on deposit with MS&Co., a portion of which is to be used as margin for trading (b) net unrealized gains or losses on futures and forward contracts, which are fair valued and calculated as the difference between original contract value and fair value; and for the Partnerships which trade in options, and (c) options purchased at fair value, if any. Options written at fair value, if any, are recorded in "Liabilities" within the Statements of Financial Condition.

   The Partnerships, in their normal course of business, enter into various contracts with MS&Co. acting as its commodity broker. Pursuant to the brokerage agreement with MS&Co. to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis on the Statements of Financial Condition.

   The Partnerships have offset their unrealized gains or losses recognized on forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement or such similar agreements with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

   Restricted and Unrestricted Cash -- As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset unrealized losses on only the offseting London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

   Brokerage and Related Transaction Fees and Costs -- The brokerage fees for Spectrum Currency and Spectrum Global Balanced are currently accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of net assets as of the first day of each month. Brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical are currently accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of net assets as of the first day of each month. Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative expenses.

   Operating Expenses -- The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative expenses, including legal, auditing, accounting, filing fees, and other related expenses, are borne by MS&Co. and/or its affiliates through the brokerage fees paid by the Partnerships.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Redemptions -- Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit. The request for redemptions must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

   Distributions -- Distributions, other than redemptions of Units, are made on a pro rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships' profits.

   Income Taxes -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenue and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.

   The guidance issued by the FASB on income taxes, clarifies the accounting for uncertainty in income taxes recognized in each Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2013 and 2012. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Income and Expenses. Generally, the 2010 through 2013 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

   Dissolution of the Partnerships -- Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035 and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

   Litigation Settlement -- In September 2011, Spectrum Technical received a settlement award payment in the amount of $10,951 from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents the Partnership's portion of the Net Settlement Fund. The proceeds from this settlement were accounted for in the period they were received for the benefit of the partners in the Partnership.

   Statement of Cash Flows -- The Partnerships are not required to provide a Statement of Cash Flows.

  Other Pronouncements

   In June 2013, the FASB issued Accounting Standards Update ("ASU") 2013-08, "Financial Services -- Investments Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements". ASU 2013-08 changes the approach to the investment company assessment, requires non-controlling ownership interests in other investment companies to be measured at fair value, and requires additional disclosures about the investment company's status as an investment company. The amendments are effective for interim and annual reporting periods beginning after December 15, 2013. The Partnerships are currently evaluating the impact this pronouncement would have on the financial statements.

3. Investments

a. Spectrum Strategic's investments in affiliated underlying funds

   Effective December 1, 2011, Spectrum Strategic invested a portion of its assets in MB Master Fund and PGR Master Fund. Spectrum Strategic's investment in MB Master Fund represents

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

approximately 7.9% and 11.0%, and investment in PGR Master Fund represents approximately 6.3% and 6.8%, respectively, of the net asset value of Spectrum Strategic as of December 31, 2013, and 2012, respectively.

   Effective January 1, 2008, Spectrum Strategic invested a portion of its assets in Morgan Stanley Smith Barney BHM I, LLC ("BHM I, LLC"). Spectrum Strategic's investment in BHM I, LLC represents approximately 88.7% and 85.1% of the net asset value of Spectrum Strategic at December 31, 2013, and 2012, respectively.

   Summarized information for Spectrum Strategic's investment in BHM I, LLC, MB Master Fund and PGR Master Fund, as of December 31, 2013 and 2012, is as follows:

December 31, 2013

               % of               Partnership's
             Spectrum               pro rata
            Strategic    Fair          Net          Investment      Management Incentive Administrative
Investment  Net Assets   Value       Income         Objective          Fees      Fees         Fees
----------  ---------- ---------- ------------- ------------------- ---------- --------- --------------
                %          $            $                               $          $           $
BHM I,
  LLC......    88.7    46,985,018   1,541,390   Commodity Portfolio    n/a        n/a         n/a
MB Master
  Fund.....     7.9     4,183,031     239,381   Commodity Portfolio    n/a        n/a         n/a
PGR Master
  Fund.....     6.3     3,327,454   1,098,551   Commodity Portfolio    n/a        n/a         n/a

December 31, 2012

                                  Partnership's
               % of                 pro rata
             Spectrum                  Net
            Strategic    Fair        Income/        Investment      Management Incentive Administrative
Investment  Net Assets   Value       (Loss)         Objective          Fees      Fees         Fees
----------  ---------- ---------- ------------- ------------------- ---------- --------- --------------
                %          $            $                               $          $           $
BHM I,
  LLC......    85.1    63,045,391  (1,117,246)  Commodity Portfolio    n/a        n/a         n/a
MB Master
  Fund.....    11.0     8,142,971     164,303   Commodity Portfolio    n/a        n/a         n/a
PGR Master
  Fund.....     6.8     5,021,111  (1,278,585)  Commodity Portfolio    n/a        n/a         n/a

   Spectrum Strategic does not directly pay BHM I, LLC, PGR Master Fund and MB Master Fund for its pro rata portion of management or incentive fees. Such fees are directly paid by Spectrum Strategic to the respective parties.

   For BHM I, LLC, PGR Master Fund and MB Master Fund, contributions and withdrawals are permitted on a monthly basis.

   As of December 31, 2013 and 2012, there have been no suspended redemptions, "lock up" periods or gate provisions imposed before a withdrawal can be made by the Partnership.

   The tables below represent summarized Income Statement information for BHM I, LLC, PGR Master Fund and MB Master Fund for the years ended December 31, 2013, 2012 and 2011, respectively, to meet the requirements of Regulation S-X Rule 3-09:

                                       Net
                         Investment Investment       Total
      December 31, 2013    Income      Loss     Trading Results Net Income
      -----------------  ---------- ----------  --------------- ----------
                             $          $              $            $
      BHM I, LLC........    2,258   (6,908,153)   10,136,795    3,228,642
      PGR Master Fund...   12,279     (134,731)    8,544,764    8,410,033
      MB Master Fund....   92,224   (5,087,972)   14,221,096    9,133,124

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                                       Net
                       Investment   Investment       Total
   December 31, 2012  Income/(Loss)    Loss     Trading Results   Net Loss
   -----------------  ------------- ----------  --------------- -----------
                            $           $              $             $
   BHM I, LLC........    (48,368)   (8,182,509)   (9,518,219)   (17,700,728)
   PGR Master Fund...     26,436      (126,749)   (8,963,355)    (9,090,104)
   MB Master Fund....     30,442      (691,180)     (261,679)      (952,859)

                                       Net
                       Investment   Investment       Total           Net
   December 31, 2011  Income/(Loss)    Loss     Trading Results Income (Loss)
   -----------------  ------------- ----------  --------------- -------------
                            $           $              $              $
   BHM I, LLC........    (53,603)   (7,089,593)  (100,575,804)  (107,665,397)
   PGR Master Fund...      8,507      (110,281)     2,276,086      2,165,805
   MB Master Fund....        963      (325,546)       438,595        113,049

b. Spectrum Technical's investment in Blackwater Master Fund

   On December 1, 2011, Spectrum Technical invested a portion of its assets in Blackwater Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. Blackwater Master Fund was formed to permit accounts managed now or in the future by Blackwater using the Global Program, a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner is also the general partner for Blackwater Master Fund. Individual and pooled accounts currently managed by Blackwater, including Spectrum Technical, are permitted to be limited partners of Blackwater Master Fund. The General Partner and Blackwater believe that trading through this structure should promote efficiency and economy in the trading process.

   Summarized information reflecting the total assets, liabilities and capital of Blackwater Master Fund as of December 31, 2013 and 2012, is shown in the following tables.

                                           December 31, 2013
                              --------------------------------------------
                              Total Assets Total Liabilities Total Capital
                              ------------ ----------------- -------------
      Blackwater Master Fund.  63,936,601       610,828       63,325,773

                                           December 31, 2012
                              --------------------------------------------
                              Total Assets Total Liabilities Total Capital
                              ------------ ----------------- -------------
      Blackwater Master Fund. $82,996,036     $1,069,352      $81,926,684

   Summarized information for Spectrum Technical's investment in Blackwater Master Fund as of December 31, 2013 and 2012, is as follows:

                           % of               Partnership's
                         Spectrum               pro rata
                        Technical    Fair          Net          Investment      Redemption
December 31, 2013       Net Assets   Value       Income         Objective       Permitted
-----------------       ---------- ---------- ------------- ------------------- ----------
                            %          $            $
Blackwater Master Fund.    24.9    33,548,272    459,654    Commodity Portfolio  Monthly

                           % of               Partnership's
                         Spectrum               pro rata
                        Technical    Fair          Net          Investment      Redemption
December 31, 2012       Net Assets   Value        Loss          Objective       Permitted
-----------------       ---------- ---------- ------------- ------------------- ----------
                            %          $            $
Blackwater Master Fund.    25.3    43,685,685  (3,758,641)  Commodity Portfolio  Monthly

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Blackwater Master Fund does not pay any management or incentive fees related to Spectrum Technical's investment in the fund. These fees are accrued and paid by Spectrum Technical. Spectrum Technical reimburses Blackwater Master Fund for all brokerage related fees borne by Blackwater Master Fund on behalf of Spectrum Technical's investment.

   On December 31, 2013 and 2012, Spectrum Technical owned approximately 53.0% and 53.3%, respectively, of Blackwater Master Fund. It is Spectrum Technical's intention to continue to invest in Blackwater Master Fund. The performance of Spectrum Technical is directly affected by the performance of Blackwater Master Fund.

   The tables below represent summarized Income Statement information for Blackwater Master Fund for the years ended December 31, 2013, 2012 and 2011 respectively, to meet the requirements of Regulation S-X Rule 3-09:

                                           Net
                             Investment Investment      Total       Net
     December 31, 2013         Income      Loss    Trading Results Income
     -----------------       ---------- ---------- --------------- -------
                                 $          $             $          $
     Blackwater Master Fund.   28,776    (89,483)      886,883     797,400

                                         Net
                           Investment Investment      Total         Net
   December 31, 2012         Income      Loss    Trading Results    Loss
   -----------------       ---------- ---------- --------------- ----------
                               $          $             $            $
   Blackwater Master Fund.   48,607    (110,152)   (8,076,139)   (8,186,291)

                                          Net
                            Investment Investment      Total        Net
    December 31, 2011         Income      Loss    Trading Results  Income
    -----------------       ---------- ---------- --------------- ---------
                                $          $             $           $
    Blackwater Master Fund.   9,337     (102,547)    2,948,325    2,845,778

c. Spectrum Currency's investments in KR Master Fund and Cambridge Master Fund

   On November 1, 2012, the assets allocated to Cambridge for trading were invested in the Cambridge Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. Cambridge Master Fund was formed to permit accounts managed now and in the future by Cambridge using Cambridge Asian Markets Alpha Programme and, from October 1, 2013 Cambridge Emerging Markets Alpha Programme, to invest together in one trading vehicle. The General Partner is also the general partner of Cambridge Master Fund. Individual and pooled accounts currently managed by Cambridge, including Spectrum Currency, are permitted to be limited partners of Cambridge Master Fund. The General Partner and Cambridge believe that trading through this structure should provide efficiency and economy in the trading process.

   On January 1, 2012, the assets allocated to Krom River for trading were invested in the KR Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. KR Master Fund was formed in order to permit commodity pools managed now or in the future by Krom River using the Commodity Program at 150% Leverage, a fundamental and technical trading system, to invest together in one trading vehicle. The General Partner is also the general partner of KR Master Fund. Individual and pooled accounts currently managed by Krom River, including Spectrum Currency, are permitted to be limited partners of KR Master Fund. The General Partner and Krom River believe that trading through this structure should promote efficiency and economy in the trading process.

   On January 1, 2012, the assets allocated to Flintlock for trading were invested in FL Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. FL Master Fund was formed to permit accounts managed now or in the future by Flintlock using the 2x Flintlock Commodity Opportunities Partners, LP, a proprietary, systematic trading program, to invest together in

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

one trading vehicle. The General Partner was also the general partner for FL Master Fund. Individual and pooled accounts managed by Flintlock, including Spectrum Currency, were permitted to be limited partners of FL Master Fund. The General Partner and Flintlock believed that trading through this structure promoted efficiency and economy in the trading process. Spectrum Currency fully redeemed its investment in FL Master Fund as of October 10, 2012.

   Summarized information for Spectrum Currency, reflecting the total assets, liabilities and capital of KR Master Fund and Cambridge Master Fund as of December 31, 2013 and 2012, is shown in the following tables.

                                          December 31, 2013
                             --------------------------------------------
                             Total Assets Total Liabilities Total Capital
                             ------------ ----------------- -------------
      KR Master Fund........ $44,043,845     $1,456,785      $42,587,060
      Cambridge Master Fund.  37,549,964         28,580       37,521,384
                             -----------     ----------      -----------
                             $81,593,809     $1,485,365      $80,108,444
                             ===========     ==========      ===========

                                          December 31, 2012
                             --------------------------------------------
                             Total Assets Total Liabilities Total Capital
                             ------------ ----------------- -------------
      KR Master Fund........ $116,058,406    $1,168,169     $114,890,237
      Cambridge Master Fund.   14,372,049        31,163       14,340,886
                             ------------    ----------     ------------
                             $130,430,455    $1,199,332     $129,231,123
                             ============    ==========     ============

   Summarized information for Spectrum Currency's investment in KR Master Fund, Cambridge Master Fund and FL Master Fund for the period ended December 31, 2013 and 2012, is as follows:

                          % of               Partnership's
For the period ended    Spectrum               pro rata
December 31, 2013       Currency    Fair          Net          Investment      Redemption
Investment             Net Assets   Value    Income/(Loss)     Objective       Permitted
--------------------   ---------- ---------- ------------- ------------------- ----------
                           %          $            $
KR Master Fund........    40.6     7,290,317    (575,477)  Commodity Portfolio  Monthly
Cambridge Master Fund.    62.9    11,299,138   1,148,720   Commodity Portfolio  Monthly

                          % of               Partnership's
For the period ended    Spectrum               pro rata
December 31, 2012       Currency    Fair          Net          Investment      Redemption
Investment             Net Assets   Value    Income/(Loss)     Objective       Permitted
--------------------   ---------- ---------- ------------- ------------------- ----------
                           %          $            $
KR Master Fund........    43.4    10,109,603    (435,473)  Commodity Portfolio  Monthly
Cambridge Master Fund.    29.7     6,920,831      79,839   Commodity Portfolio  Monthly
FL Master Fund........      --            --  (1,519,355)  Commodity Portfolio  Monthly

   Cambridge Master Fund and KR Master Fund do not pay any management or incentive fees related to Spectrum Currency's investments. These fees are accrued and paid by Spectrum Currency. Spectrum Currency reimburses Cambridge Master Fund and KR Master Fund for all brokerage related fees borne by Cambridge Master Fund and KR Master Fund on behalf of Spectrum Currency's investments.

   As of December 31, 2013 and 2012, Spectrum Currency owned approximately 30.11% and 48.23% and 17.11% and 8.80% of Cambridge Master Fund and KR Master Fund, respectively. It is Spectrum Currency's intention to continue to invest in Cambridge Master Fund and KR Master Fund. The performance of Spectrum Currency is directly affected by the performance of Cambridge Master Fund and KR Master Fund.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The tables below represent summarized Income Statement information for Cambridge Master Fund and KR Master Fund for the year ended December 31, 2013 and 2012, to meet the requirements of Regulation S-X Rule 3-09:

                       Investment       Net            Total           Net
December 31, 2013        Income   Investment Loss Trading Results Income/(Loss)
-----------------      ---------- --------------- --------------- -------------
                           $             $               $              $
KR Master Fund........   25,093      (281,565)      (5,175,049)    (5,456,614)
Cambridge Master Fund.    9,306       (66,302)       3,166,855      3,100,553

                       Investment       Net            Total           Net
December 31, 2012        Income   Investment Loss Trading Results Income/(Loss)
-----------------      ---------- --------------- --------------- -------------
                           $             $               $              $
KR Master Fund........   59,059      (462,208)      (4,542,592)    (5,004,800)
Cambridge Master Fund.    2,095       (16,586)         539,604        523,018

4. Related Party Transactions

   Each Partnership's cash is on deposit in commodity brokerage accounts with Morgan Stanley. MS&Co. pays interest on these funds as described in Note 2. Summary of Significant Accounting Policies. Each Partnership pays brokerage fees to MS&Co. as described in Note 2. Summary of Significant Accounting Policies. MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

5. Trading Advisors

   Ceres, on behalf of each Partnership, retains certain unaffiliated commodity trading advisors which are registered with Commodity Futures Commission, to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2013, were as follows:

   Spectrum Currency
   Cambridge
   Krom River

   Spectrum Global Balanced
   Altis Partners (Jersey) Limited ("Altis")
   SSARIS Advisors, LLC ("SSARIS")

   Spectrum Select
   Altis Partners (Jersey) Limited
   EMC Capital Advisors, LLC
   Graham Capital Management, L.P. ("Graham")
   Northfield Trading L.P.
   Rabar Market Research, Inc. ("Rabar")

   Spectrum Strategic
   Aventis Asset Management LLC
   Blenheim Capital Management, L.L.C. ("Blenheim")
   PGR Capital L.P.

   Spectrum Technical
   Aspect Capital Limited
   Blackwater Capital Management LLC
   Campbell & Company, Inc. ("Campbell")
   Rotella Capital Management, Inc. ("Rotella")
   Winton Capital Management Limited

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

   Management Fee -- The management fee for Spectrum Currency is accrued at a rate of 1/12 of 1% (a 1% annual rate) per month of net assets allocated on the first day of each month to Krom River and 1/12 of 1.5% (a 1.5% annual rate) per month of net assets allocated to Cambridge on the first day of each month.

   Prior to October 1, 2013, the management fee payable to Krom River was 1/12 of 2% (a 2% annual rate).

   The monthly management fee payable to C-View prior to termination on May 31, 2013 was 1/12 of 2% (a 2% annual rate).

   The monthly management fee payable to Flintlock prior to termination on October 10, 2012, was 1/12 of 1.5% (a 1.5% annual rate).

   The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% per month of net assets allocated to SSARIS on the first day of each month (a 1.25% annual rate) and 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate).

   The monthly management fee payable to C-View prior to termination on May 31, 2013 was 1/6 of 1% (a 2% annual rate).

   The management fee for Spectrum Select is accrued at a rate of 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate), 1/6 of 1% per month of net assets allocated to Graham on the first day of each month (a 2% annual rate), 1/12 of 2% per month of net assets allocated to EMC and Rabar on the first day of each month (a 2% annual rate) and 1/12 of 1% per month of net assets allocated to Northfield on the first day of each month (a 1% annual rate).

   Prior to December 1, 2013, the monthly management fee payable to Northfield was 1/12 of 2% (a 2% annual rate).

   The monthly management fee payable to Sunrise Capital prior to termination on June 28, 2013 was 1/12 of 2% (a 2% annual rate).

   Prior to February 1, 2011, the monthly management fee payable to Sunrise Capital was 1/4 of 1% (a 3% annual rate).

   Prior to July 1, 2011, the monthly management fee payable to EMC and Rabar was 5/24 of 1% (a 2.5% annual rate).

   Prior to July 1, 2011, the monthly management fee payable to Northfield was 1/12 of 3% (a 3% annual rate).

   The management fee for Spectrum Strategic is accrued at a rate of 1/4 of 1% per month of net assets allocated to Blenheim on the first day of each month (a 3% annual rate), 1/12 of 1% per month of net assets allocated to PGR on the first day of each month (a 1% annual rate) and 1/12 of 1.5% per month of net assets allocated to Aventis on the first day of each month (a 1.5% annual rate).

   Effective July 1, 2011, the management fee payable to Eclipse was reduced from a monthly management fee rate equal to 1/12 of 3% (a 3% annual rate) to a monthly management fee rate equal to 1/12 of 2% (a 2% annual rate). Eclipse was removed as a trading advisor to Spectrum Strategic effective November 30, 2011.

   Effective June 1, 2011, the monthly management fee payable to DKR was reduced from a monthly management fee rate equal to 1/12 of 2% (a 2% annual rate) to a monthly management fee rate equal to 1/12 of 1.75% (a 1.75% annual rate). DKR was removed as a trading advisor to Spectrum Strategic effective August 31, 2011.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The management fee for Spectrum Technical is accrued at a rate of 1/12 of 1.5% per month of net assets allocated to Aspect and Winton on the first day of each month (a 1.5% annual rate), 1/6 of 1% per month of net assets allocated to Campbell on the first day of each month (a 2% annual rate), 1/12 of 1% per month of net assets allocated to Rotella on the first day of each month (a 1% annual rate), and 1/12 of 0.75% per month of net assets allocated to Blackwater on the first day of each month (a 0.75% annual rate).

   Prior to December 1, 2013, the monthly management fee payable to Blackwater was 1/12 of 1.25% (a 1.25% annual rate).

   Effective October 31, 2012, JWH was terminated as a trading advisor to Spectrum Technical. The monthly management fee payable to JWH was 1/6 of 1% (a 2% annual rate).

   Effective October 31, 2012, Chesapeake was terminated as a trading advisor to Spectrum Technical. The monthly management fee payable to Chesapeake was 1/12 of 2% (a 2% annual rate).

   For the period from June 1, 2012, through October 31, 2012, Chesapeake temporarily reduced the management fee it received from Spectrum Technical from an annual rate of 2% of net assets as of the first day of the month, to an annual rate of 1% of net assets as of the first day of the month.

   Prior to June 1, 2012, the monthly management fee payable to Aspect was 1/6 of 1% (a 2% annual rate).

   Prior to January 1, 2012, the monthly management fee payable to Winton was 1/6 of 1% (a 2% annual rate).

   Prior to June 1, 2011, the monthly management fee payable to Campbell was 1/4 of 1% (a 3% annual rate).

   Prior to July 1, 2011, the monthly management fee payable to Rotella was 1/12 of 2% (a 2% annual rate).

   Effective January 1, 2010, to July 1, 2011, Spectrum Technical paid Rotella a monthly management fee equal to 1/6 of 1% of its net assets allocated to Rotella on the first day of each month (a 2% annual rate).

   Incentive Fee -- Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to Krom River's allocated net assets at the end of the calendar quarter and 15% of the trading profits experienced with respect to Cambridge's allocated net assets as of the end of each calendar quarter.

   Prior to May 31, 2013, Spectrum Currency paid C-View a monthly incentive fee equal to 20% of the trading profits experienced with respect to C-View's allocated net assets as of the end of each calendar month. C-View was removed as a trading advisor to Spectrum Currency effective May 31, 2013.

   Prior to October 10, 2012, Spectrum Currency paid Flintlock a monthly incentive fee equal to 20% of the trading profits experienced with respect to Flintlock's allocated net assets as of the end of each calendar quarter. Flintlock was removed as a trading advisor to Spectrum Currency effective October 10, 2012.

   Prior to May 31, 2011, Spectrum Currency paid DKR a monthly incentive fee equal to 20% of the trading profits experienced with respect to trading advisor's allocated net assets as of the end of each calendar month. DKR was removed as a trading advisor to Spectrum Currency effective May 31, 2011.

   Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to SSARIS as of the end of each calendar month and 20% of the trading profits experienced with respect to the net assets allocated to Altis as of the end of each calendar month.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Prior to May 31, 2013, Spectrum Global Balanced paid C-View a monthly incentive fee equal to 20% of the trading profits experienced with respect to C-View's allocated net assets as of the end of each calendar month. C-View was removed as a trading advisor to Spectrum Global Balanced effective May 31, 2013.

   Spectrum Select pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to Northfield, EMC, Rabar, Altis and Graham as of the end of each calendar month.

   Prior to June 28, 2013, Spectrum Select paid Sunrise Capital a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to C-View as of the end of each calendar month. Sunrise Capital was removed as a trading advisor to Spectrum Select effective June 28, 2013.

   Prior to February 1, 2011, the monthly incentive fee rate paid to Sunrise Capital was 15%.

   Prior to July 1, 2011, Spectrum Select paid Northfield a monthly incentive fee equal to 15% of the trading profits experienced with respect to trading advisor's allocated net assets as of the end of each calendar month.

   Prior to July 1, 2011, Spectrum Select paid EMC and Rabar a monthly incentive fee equal to 17.5% of the trading profits experienced with respect to trading advisor's allocated net assets as of the end of each calendar month.

   Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Blenheim as of the end of each calendar month, 20% of the trading profits experienced with respect to the net assets allocated to Aventis as of the end of each calendar quarter and 20% of the trading profits experienced with respect to the net assets allocated to PGR as of the end of each calendar year.

   For the period from July 1, 2011, to November 30, 2011, Spectrum Strategic paid Eclipse a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to Eclipse as of the end of each calendar month.

   Prior to July 1, 2011, Spectrum Strategic paid Eclipse a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Eclipse as of the end of each calendar month.

   Prior to August 31, 2011, Spectrum Strategic paid DKR a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to DKR as of the end of each calendar month.

   Spectrum Technical pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to each of Aspect, Campbell, Rotella, and Winton as of the end of each calendar month and 20% of the trading profits experienced with respect to the net assets allocated to Blackwater as of the end of each calendar year.

   Prior to October 31, 2012, Spectrum Technical paid Chesapeake and JWH a monthly incentive fee equal to 19% and 20%, respectively, of the trading profits experienced with respect to Chesapeake's and JWH's allocated net assets as of the end of each calendar month.

   Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

   For all trading advisors with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro rata basis for the net amount of each month's redemptions.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


6. Financial Instruments

   The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price.

   The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.

   The Partnerships' contracts are accounted for on a trade-date basis. A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:

      (1) a) One or more "underlyings" and b) one or more "notional amounts" or payment provisions or both;

      (2) Requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response relative to changes in market factors; and

      (3) Terms that require or permit net settlement.

   Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

   The net unrealized gains (losses) on open contracts at December 31, reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

Spectrum Currency

        Net Unrealized Gains on Open Contracts           Longest Maturities
      ------------------------------------------ -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded Total  Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- ------ --------------- -------------------
             $                 $            $
2013.       --                  --            --       --                --
2012.       --              43,205        43,205       --             Feb. 2013

Spectrum Global Balanced

         Net Unrealized Gains on Open Contracts             Longest Maturities
      --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2013.    1,200,500              --        1,200,500    Dec. 2015            --
2012.      951,801          29,978          981,779    Dec. 2014         Feb. 2013

Spectrum Select

         Net Unrealized Gains on Open Contracts             Longest Maturities
      --------------------------------------------- -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded   Total   Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- --------- --------------- -------------------
             $                 $              $
2013.    6,193,496          458,936       6,652,432    Dec. 2017         Mar. 2014
2012.    2,503,274           48,080       2,551,354    Mar. 2017         Mar. 2013

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Technical

      Net Unrealized Gains (Losses) on Open Contracts         Longest Maturities
      ----------------------------------------------  -----------------------------------
Year  Exchange-Traded Off-Exchange-Traded    Total    Exchange-Traded Off-Exchange-Traded
----  --------------- ------------------- ----------  --------------- -------------------
             $                 $               $
2013.      817,366          408,224        1,225,590     Jun. 2018         Jun. 2014
2012.   (1,651,077)         609,533       (1,041,544)    Jun. 2017         Apr. 2013

   In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gains (losses) amounts reflected in the Partnerships' Statements of Financial Condition. The net unrealized gains (losses) on open contracts is further disclosed gross by type of contract and corresponding fair value level in
Note 8. Fair Value Measurements and Disclosures.

   The Partnerships also have credit risk because MS&Co. and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co., which is acting as a commodity futures broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, is required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from its own assets, and for the sole benefit of its commodity customers, total cash held by it with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which in the aggregate, totaled $0 and $6,788,072 for Spectrum Currency, $8,467,348 and $11,255,076 for Spectrum Global Balanced, $150,597,920 and $200,859,877 for
Spectrum Select, and $104,880,846 and $132,743,763 for Spectrum Technical at December 31, 2013 and 2012, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership account with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Partnerships are at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparty. The primary terms are based on industry standard master netting agreements. These agreements, which seek to reduce both the Partnerships' and the counterparties' exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

   The General Partner monitors and attempts to control the Partnerships' risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnerships may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The futures, forwards and options traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships' open positions, and consequently in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date.

   Spectrum Strategic's, Spectrum Technical's, and Spectrum Currency's investments in the affiliated underlying funds expose each Partnership to various types of risks that are associated with Futures Interests trading and the markets in which the affiliated underlying funds invest. The significant types of financial risks to which the affiliated underlying funds are exposed are market risk, liquidity risk, and counterparty credit risk as described above.

7. Derivatives and Hedging

   The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisors for each Partnership will take speculative positions in Futures Interests where they feel the best profit opportunities exist for their trading strategy. As such, the average number of contracts outstanding in absolute quantities (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

   On January 1, 2013, the Partnership adopted ASU 2011-11, "Disclosure about Offsetting Assets and Liabilities" and ASU 2013-01, "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities". ASU 2011-11 created a new disclosure requirement about the nature of an entity's rights to setoff and the related arrangements associated with its financial instruments and derivative instruments, while ASU 2013-01 clarified the types of instruments and transactions that are subject to the offsetting disclosure requirements established by ASU 2011-11. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of these disclosures is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards. The new guidance did not have a significant impact on the Partnerships' financial statements.

   The following tables summarize the valuation of each Partnership's investments as of December 31, 2013 and 2012.

Spectrum Currency

   As of December 31, 2013, Spectrum Currency held no futures and forward contracts; therefore, there were no net unrealized gains and losses on futures and forward contracts.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Offsetting of Derivative Assets and Liabilities as of December 31, 2012:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
-                                            ------------- ------------- ----------------
                                                   $             $              $
Assets
Forwards....................................    105,849       (64,477)        41,372
                                                -------       -------         ------
Total Assets................................    105,849       (64,477)        41,372
                                                -------       -------         ------
Liabilities
Forwards....................................    (64,477)       64,477             --
                                                -------       -------         ------
Total Liabilities...........................    (64,477)       64,477             --
                                                -------       -------         ------
Unrealized currency gain....................                                   1,833
                                                                              ------
Total net unrealized gain on open contracts.                                  43,205
                                                                              ======

   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013 and 2012:

   December 31, 2013

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain (Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Foreign currency..............     --         --         --         --         --          826
                                   --         --         --         --         --
 Total........................     --         --         --         --         --
                                   ==         ==         ==         ==         ==
 Unrealized currency gain
   (loss).....................                                                 --
                                                                               --
 Total net unrealized gain
   (loss) on open contracts...                                                 --
                                                                               ==

                                                      Average
                                                     Number of
                                                     Contracts
                                                    Outstanding
                                                    for the Year
                                                     (Absolute
                Option Contracts at Fair Value       Quantity)
                ------------------------------      ------------
                                                $
                      Options purchased........ --       1

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements

   December 31, 2012

                                                                                        Average
                                                                                       Number of
                                                                                       Contracts
                                                                                      Outstanding
                                  Long       Long      Short      Short       Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized  (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss       Gain     Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ---------- ------------
                                   $          $          $          $          $
Foreign currency..............   47,414    (41,869)    58,435    (22,608)    41,372      1,498
                                 ------    -------     ------    -------     ------
 Total........................   47,414    (41,869)    58,435    (22,608)    41,372
                                 ======    =======     ======    =======     ------
 Unrealized currency gain.....                                                1,833
                                                                             ------
 Total net unrealized gain on
   open contracts.............                                               43,205
                                                                             ======

                                                      Average
                                                     Number of
                                                     Contracts
                                                    Outstanding
                                                    for the Year
                                                     (Absolute
                Option Contracts at Fair Value       Quantity)
                ------------------------------      ------------
                                                $
                      Options purchased........ --       1
                      Options written.......... --       1

Spectrum Global Balanced

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................    511,577      (200,698)        310,879
                                               --------      --------       ---------
Total Assets................................    511,577      (200,698)        310,879
                                               --------      --------       ---------
Liabilities
Futures.....................................   (200,698)      200,698              --
                                               --------      --------       ---------
Total Liabilities...........................   (200,698)      200,698              --
                                               --------      --------       ---------
Unrealized currency gain....................                                  889,621
                                                                            ---------
Total net unrealized gain on open contracts.                                1,200,500
                                                                            =========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                                 Gross amounts not offset in the
                                Statements of Financial Condition
                              -------------------------------------
                               Financial  Cash Collateral
                              Instruments    Received     Net Amount
                              ----------- --------------- ----------
                                   $             $            $
           Liabilities
           Options written...   (31,915)        --          (31,915)
                                -------         --        ---------
           Total Liabilities.   (31,915)        --          (31,915)
                                -------         --        ---------
           Total.............                               (31,915)
                                                          ---------
           Net fair value....                             1,168,585
                                                          =========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2012:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................    270,741      (195,393)        75,348
Forwards....................................     70,236       (40,258)        29,978
                                               --------      --------        -------
Total Assets................................    340,977      (235,651)       105,326
                                               --------      --------        -------
Liabilities
Futures.....................................   (195,393)      195,393             --
Forwards....................................    (40,258)       40,258             --
                                               --------      --------        -------
Total Liabilities...........................   (235,651)      235,651             --
                                               --------      --------        -------
Unrealized currency gain....................                                 876,453
                                                                             -------
Total net unrealized gain on open contracts.                                 981,779
                                                                             =======

                                 Gross amounts not offset in the
                                Statements of Financial Condition
                              -------------------------------------
                               Financial  Cash Collateral
                              Instruments    Received     Net Amount
                              ----------- --------------- ----------
                                   $             $            $
           Liabilities
           Options written...   (22,859)        --         (22,859)
                                -------         --         -------
           Total Liabilities.   (22,859)        --         (22,859)
                                -------         --         -------
           Total.............                              (22,859)
                                                           -------
           Net fair value....                              958,920
                                                           =======

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013 and 2012:

   December 31, 2013

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                   Long       Long      Short      Short       Net     for the Year
                                Unrealized Unrealized Unrealized Unrealized Unrealized  (Absolute
Futures and Forward Contracts      Gain       Loss       Gain       Loss       Gain     Quantity)
-----------------------------   ---------- ---------- ---------- ---------- ---------- ------------
                                    $          $          $          $          $
Commodity......................   35,708    (122,067)  152,026     (8,002)     57,665      201
Equity.........................   84,250        (157)   19,206    (28,030)     75,269       54
Foreign currency...............  117,601      (2,295)   27,474     (1,286)    141,494      705
Interest rate..................   10,679     (37,679)   64,633     (1,182)     36,451      298
                                 -------    --------   -------    -------   ---------
 Total.........................  248,238    (162,198)  263,339    (38,500)    310,879
                                 =======    ========   =======    =======
 Unrealized currency gain......                                               889,621
                                                                            ---------
 Total net unrealized gain on
   open contracts..............                                             1,200,500
                                                                            =========

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                                                                       for the Year
                                                                                        (Absolute
Option Contracts at Fair Value                                                          Quantity)
------------------------------                                                         ------------
                                                                                $
Options purchased..........................................................        --        1
Options written............................................................   (31,915)      10

   December 31, 2012

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Commodity.....................   15,953     (74,679)   34,996    (23,285)    (47,015)      195
Equity........................   51,479      (8,381)   15,186    (15,625)     42,659        46
Foreign currency..............  125,101     (46,320)   53,721    (28,930)    103,572       892
Interest rate.................   44,541     (18,952)       --    (19,479)      6,110       405
                                -------    --------   -------    -------     -------
 Total........................  237,074    (148,332)  103,903    (87,319)    105,326
                                =======    ========   =======    =======
 Unrealized currency gain.....                                               876,453
                                                                             -------
 Total net unrealized gain on
   open contracts.............                                               981,779
                                                                             =======

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                                                        Average
                                                       Number of
                                                       Contracts
                                                      Outstanding
                                                      for the Year
                                                       (Absolute
             Option Contracts at Fair Value            Quantity)
             ------------------------------           ------------
                                                $
                   Options purchased........      --        1
                   Options written.......... (22,859)      14

Spectrum Select

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................   9,894,085    (3,011,012)     6,883,073
Forwards....................................     528,063       (69,127)       458,936
                                              ----------    ----------      ---------
Total Assets................................  10,422,148    (3,080,139)     7,342,009
                                              ----------    ----------      ---------
Liabilities
Futures.....................................  (3,011,012)    3,011,012             --
Forwards....................................     (69,127)       69,127             --
                                              ----------    ----------      ---------
Total Liabilities...........................  (3,080,139)    3,080,139             --
                                              ----------    ----------      ---------
Unrealized currency loss....................                                 (689,577)
                                                                            ---------
Total net unrealized gain on open contracts.                                6,652,432
                                                                            =========

   Offsetting of Derivative Assets and Liabilities as of December 31, 2012:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................   7,876,474    (4,169,335)      3,707,139
Forwards....................................     619,732      (571,652)         48,080
                                              ----------    ----------      ----------
Total Assets................................   8,496,206    (4,740,987)      3,755,219
                                              ----------    ----------      ----------
Liabilities
Futures.....................................  (4,169,335)    4,169,335              --
Forwards....................................    (571,652)      571,652              --
                                              ----------    ----------      ----------
Total Liabilities...........................  (4,740,987)    4,740,987              --
                                              ----------    ----------      ----------
Unrealized currency loss....................                                (1,203,865)
                                                                            ----------
Total net unrealized gain on open contracts.                                 2,551,354
                                                                            ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013 and 2012:

   December 31, 2013

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................   561,914  (1,776,263) 2,430,029   (322,157)    893,523     4,153
 Equity....................... 3,462,235          --     36,105     (3,696)  3,494,644     1,717
 Foreign currency............. 1,474,046    (124,132)   986,884    (59,129)  2,277,669     3,214
 Interest rate................    61,862    (636,034) 1,409,073   (158,728)    676,173     5,741
                               ---------  ----------  ---------   --------   ---------
  Total....................... 5,560,057  (2,536,429) 4,862,091   (543,710)  7,342,009
                               =========  ==========  =========   ========
  Unrealized currency
    loss......................                                                (689,577)
                                                                             ---------
 Total net unrealized gain
    on open contracts.........                                               6,652,432
                                                                             =========

                                                      Average
                                                     Number of
                                                     Contracts
                                                    Outstanding
                                                    for the Year
                                                     (Absolute
                Option Contracts at Fair Value       Quantity)
                ------------------------------      ------------
                                                $
                      Options purchased........ --       3
                      Options written.......... --       2

   December 31, 2012

                                                                                           Average
                                                                                          Number of
                                                                                          Contracts
                                                                                         Outstanding
                                  Long       Long       Short      Short         Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized  Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss     Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ----------  ----------- ------------
                                   $          $           $          $            $
Commodity.....................   763,693  (1,021,268) 1,051,860  (1,134,848)   (340,563)    4,025
Equity........................ 1,842,840    (517,175)        --     (36,283)  1,289,382     1,915
Foreign currency.............. 1,878,922  (1,022,609) 2,196,364    (253,560)  2,799,117     5,689
Interest rate.................   759,302    (607,381)     3,225    (147,863)      7,283     9,810
                               ---------  ----------  ---------  ----------  ----------
 Total........................ 5,244,757  (3,168,433) 3,251,449  (1,572,554)  3,755,219
                               =========  ==========  =========  ==========
 Unrealized currency loss.....                                               (1,203,865)
                                                                             ----------
 Total net unrealized gain on
   open contracts.............                                                2,551,354
                                                                             ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Strategic

   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013 and 2012:

   December 31, 2013

   The Partnership held no futures or forward contracts; therefore, there were no net unrealized gains or losses on futures or forward contracts.

   December 31, 2012

                                                                                         Average
                                                                                        Number of
                                                                                        Contracts
                                                                                       Outstanding
                                  Long       Long      Short      Short        Net     for the Year
                               Unrealized Unrealized Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss       Gain       Loss    Gain (Loss)  Quantity)
-----------------------------  ---------- ---------- ---------- ---------- ----------- ------------
                                   $          $          $          $           $
Commodity.....................     --         --         --         --         --           752
Equity........................     --         --         --         --         --           328
Foreign currency..............     --         --         --         --         --         6,514
Interest rate.................     --         --         --         --         --         2,260
                               ---------- ---------- ---------- ---------- -----------
 Total........................     --         --         --         --         --
                               ========== ========== ========== ==========
 Unrealized currency gain
   (loss).....................                                                 --
                                                                           -----------
 Total net unrealized gain
   (loss) on open contracts...                                                 --
                                                                           ===========

Spectrum Technical

   Offsetting of Derivative Assets and Liabilities as of December 31, 2013:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................   5,404,721    (1,139,524)      4,265,197
Forwards....................................     728,738      (320,514)        408,224
                                              ----------    ----------      ----------
Total Assets................................   6,133,459    (1,460,038)      4,673,421
                                              ----------    ----------      ----------
Liabilities
Futures.....................................  (1,139,524)    1,139,524              --
Forwards....................................    (320,514)      320,514              --
                                              ----------    ----------      ----------
Total Liabilities...........................  (1,460,038)    1,460,038              --
                                              ----------    ----------      ----------
Unrealized currency loss....................                                (3,447,831)
                                                                            ----------
Total net unrealized gain on open contracts.                                 1,225,590
                                                                            ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Offsetting of Derivative Assets and Liabilities as of December 31, 2012:

                                                           Gross Amounts   Net Amounts
                                                           Offset in the Presented in the
                                                           Statements of  Statements of
                                             Gross Amounts   Financial      Financial
                                              Recognized     Condition      Condition
                                             ------------- ------------- ----------------
                                                   $             $              $
Assets
Futures.....................................   4,081,355    (2,249,281)      1,832,074
Forwards....................................   1,275,053      (665,520)        609,533
                                              ----------    ----------      ----------
Total Assets................................   5,356,408    (2,914,801)      2,441,607
                                              ----------    ----------      ----------
Liabilities
Futures.....................................  (2,249,281)    2,249,281              --
Forwards....................................    (665,520)      665,520              --
                                              ----------    ----------      ----------
Total Liabilities...........................  (2,914,801)    2,914,801              --
                                              ----------    ----------      ----------
Unrealized currency loss....................                                (3,483,151)
                                                                            ----------
Total net unrealized loss on open contracts.                                (1,041,544)
                                                                            ==========

   The effect of Trading Activities on the Statements of Financial Condition as of December 31, 2013 and 2012:

   December 31, 2013

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................   182,135    (386,829)   893,327   (124,717)    563,916     1,300
 Equity....................... 3,110,927      (1,174)    28,444     (5,500)  3,132,697     1,458
 Foreign currency.............   539,752    (239,072)   601,972   (104,361)    798,291     4,080
 Interest rate................   152,993    (553,425)   623,909    (44,960)    178,517     3,501
                               ---------  ----------  ---------   --------  ----------
  Total....................... 3,985,807  (1,180,500) 2,147,652   (279,538)  4,673,421
                               =========  ==========  =========   ========
  Unrealized currency
    loss......................                                              (3,447,831)
                                                                            ----------
 Total net unrealized gain
    on open contracts.........                                               1,225,590
                                                                            ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   December 31, 2012

                                                                                          Average
                                                                                         Number of
                                                                                         Contracts
                                                                                        Outstanding
                                  Long       Long       Short      Short        Net     for the Year
                               Unrealized Unrealized  Unrealized Unrealized Unrealized   (Absolute
Futures and Forward Contracts     Gain       Loss        Gain       Loss    Gain/(Loss)  Quantity)
-----------------------------  ---------- ----------  ---------- ---------- ----------- ------------
                                   $          $           $          $           $
 Commodity....................   503,509    (759,234)   451,092   (401,945)   (206,578)    1,895
 Equity....................... 1,289,387    (324,377)        33     (9,417)    955,626     1,525
 Foreign currency.............   751,769    (682,406) 1,511,142   (188,174)  1,392,331     4,077
 Interest rate................   845,015    (522,310)     4,461    (26,938)    300,228     6,112
                               ---------  ----------  ---------   --------  ----------
  Total....................... 3,389,680  (2,288,327) 1,966,728   (626,474)  2,441,607
                               =========  ==========  =========   ========
  Unrealized currency
    loss......................                                              (3,483,151)
                                                                            ----------
 Total net unrealized loss
    on open contracts.........                                              (1,041,544)
                                                                            ==========

                                                      Average
                                                     Number of
                                                     Contracts
                                                    Outstanding
                                                    for the Year
                                                     (Absolute
                Option Contracts at Fair Value       Quantity)
                ------------------------------      ------------
                                                $
                      Options purchased........ --       6
                      Options written.......... --       6

   The following tables summarize the net trading results of each Partnership for the years ended December 31, 2013, 2012, and 2011, respectively.

Spectrum Currency

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011, in Total Trading Results:

                                               December 31,
                                    ---------------------------------
                                       2013       2012        2011
                                    ---------  ----------  ----------
          Type of Instrument
          ------------------            $          $           $
          Commodity................  (565,844) (2,081,165)         --
          Foreign currency......... 1,542,186     174,080  (1,647,809)
          Unrealized currency loss.    (1,832)    (33,641)    (46,233)
                                    ---------  ----------  ----------
           Total...................   974,510  (1,940,726) (1,694,042)
                                    =========  ==========  ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Line Items on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011:

                                                                       December 31,
                                                            ---------------------------------
                                                               2013       2012        2011
                                                            ---------  ----------  ----------
Trading Results
---------------                                                 $          $           $
Net realized...............................................   444,474    (199,068)   (483,261)
Net change in unrealized...................................   (43,205)    133,331  (1,210,781)
Realized loss on investment in KR Master Fund..............  (551,662)   (488,412)         --
Realized loss on investment in FL Master Fund..............        --  (2,033,985)         --
Realized income (loss) on investment in Cambridge Master
  Fund..................................................... 1,188,237     (44,139)         --
Unrealized appreciation on investment in FL Master Fund....        --     514,630          --
Unrealized appreciation (depreciation) on investment in KR
  Master Fund..............................................   (23,816)     52,939          --
Unrealized appreciation (depreciation) on investment in
  Cambridge Master Fund....................................   (39,518)    123,978          --
                                                            ---------  ----------  ----------
 Total.....................................................   974,510  (1,940,726) (1,694,042)
                                                            =========  ==========  ==========

Spectrum Global Balanced

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011, included in Total Trading Results:

                                                  December 31,
                                         ------------------------------
                                           2013      2012       2011
                                         --------  --------  ----------
        Type of Instrument
        ------------------                  $         $          $
        Commodity....................... (813,691) (261,829)   (864,562)
        Equity..........................  330,825   224,150    (965,779)
        Foreign currency................  604,077   171,401    (735,607)
        Interest rate...................  (54,064)    6,538   1,137,203
        Unrealized currency gain (loss).   13,168   (18,409)    (61,781)
                                         --------  --------  ----------
         Total..........................   80,315   121,851  (1,490,526)
                                         ========  ========  ==========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011:

                                              December 31,
                                     ------------------------------
                                       2013      2012       2011
                                     --------  --------  ----------
           Trading Results
           ---------------              $         $          $
           Net realized............. (129,286)  370,013  (1,151,478)
           Net change in unrealized.  209,601  (248,162)   (339,048)
                                     --------  --------  ----------
            Total...................   80,315   121,851  (1,490,526)
                                     ========  ========  ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Select

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011, included in Total Trading Results:

                                                  December 31,
                                      ------------------------------------
                                         2013         2012         2011
                                      ----------  -----------  -----------
     Type of Instrument
     ------------------                   $            $            $
     Commodity....................... (8,240,610) (12,872,729) (17,215,862)
     Equity.......................... 17,236,173    6,993,095  (27,174,382)
     Foreign currency................     69,245   (2,206,555) (11,400,426)
     Interest rate................... (3,637,449)   1,388,041   19,104,345
     Unrealized currency gain (loss).    514,288       99,725     (567,763)
                                      ----------  -----------  -----------
      Total..........................  5,941,647   (6,598,423) (37,254,088)
                                      ==========  ===========  ===========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011:

                                               December 31,
                                    ---------------------------------
                                      2013       2012         2011
                                    --------- ----------  -----------
          Trading Results
          ---------------              $          $            $
          Net realized............. 1,840,569 (2,747,878) (23,852,820)
          Net change in unrealized. 4,101,078 (3,850,545) (13,401,268)
                                    --------- ----------  -----------
           Total................... 5,941,647 (6,598,423) (37,254,088)
                                    ========= ==========  ===========

Spectrum Strategic

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011, included in Total Trading Results:

                                              December 31,
                                   ----------------------------------
                                      2013       2012         2011
                                   ---------  ----------  -----------
         Type of Instrument
         ------------------            $          $            $
         Commodity................ 2,391,667  (1,374,285) (18,052,648)
         Equity...................   853,223  (3,098,127)  (2,778,840)
         Foreign currency.........   197,595     (39,186) (14,779,073)
         Interest rate............  (563,163)  2,280,070    7,707,782
         Unrealized currency loss.        --          --      (86,013)
                                   ---------  ----------  -----------
          Total................... 2,879,322  (2,231,528) (27,988,792)
                                   =========  ==========  ===========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


   Line Items on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011:

                                                                           December 31,
                                                                ---------------------------------
                                                                  2013       2012         2011
                                                                --------- ----------  -----------
Trading Results
---------------                                                    $          $            $
Net realized...................................................        --         --    2,750,625
Net change in unrealized.......................................        --         --   (8,555,065)
Realized gain (loss) on investment in BHM I, LLC...............   559,473   (429,295)    (958,118)
Realized gain (loss) on investment in PGR Master Fund..........     5,825    (25,751)          --
Realized gain on investment in MB Master Fund..................    22,738      3,838           --
Unrealized appreciation (depreciation) on investment in BHM I,
  LLC..........................................................   981,916   (687,951) (21,346,446)
Unrealized appreciation (depreciation) on investment in PGR
  Master Fund.................................................. 1,092,727 (1,252,834)     240,600
Unrealized appreciation (depreciation) on investment in MB
  Master Fund..................................................   216,643    160,465     (120,388)
                                                                --------- ----------  -----------
 Total Trading Results......................................... 2,879,322 (2,231,528) (27,988,792)
                                                                ========= ==========  ===========

Spectrum Technical

   The effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011, included in Total Trading Results:

                                                  December 31,
                                     -------------------------------------
                                         2013         2012         2011
                                     -----------  -----------  -----------
    Type of Instrument
    ------------------                    $            $            $
    Commodity.......................   1,447,554    7,806,061  (13,197,401)
    Equity..........................  16,778,460  (58,323,819) (16,512,047)
    Foreign currency................   1,893,467  (30,995,834)  (3,771,234)
    Interest rate................... (10,210,043)  68,102,911   33,707,895
    Unrealized currency gain (loss).      35,320   (6,376,922)      87,382
    Proceeds from Litigation........          --           --       10,951
                                     -----------  -----------  -----------
     Total..........................   9,944,758  (19,787,603)     325,546
                                     ===========  ===========  ===========

   Line Items on the Statements of Income and Expenses for the years ended December 31, 2013, 2012, and 2011:

                                                                       December 31,
                                                            ----------------------------------
                                                              2013        2012         2011
                                                            --------- -----------  -----------
Trading Results
---------------                                                $           $            $
Net realized............................................... 7,217,969  (6,219,265)  11,402,800
Net change in unrealized................................... 2,267,134  (9,809,697) (11,820,187)
Realized gain (loss) on investment in Blackwater Master
  Fund.....................................................   396,051  (4,657,167)     167,699
Unrealized appreciation on Investment in Blackwater Master
  Fund.....................................................    63,604     898,526      564,283
Proceeds from Litigation...................................        --          --       10,951
                                                            --------- -----------  -----------
 Total Trading Results..................................... 9,944,758 (19,787,603)     325,546
                                                            ========= ===========  ===========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


8. Fair Value Measurements and Disclosures

   On October 1, 2012, the FASB issued ASU 2012-04, "Technical Corrections and Improvements", which makes minor technical corrections and clarifications to ASC 820, "Fair Value Measurements and Disclosures". When the FASB issued Statement 157 (codified in ASC 820), it conformed the use of the term "fair value" in certain pre-Codification standards but not others. ASU 2012-04 conforms the term's use throughout the ASC "to fully reflect the fair value measurement and disclosure requirements" of ASC 820. The ASU also amends the requirements that must be met for an investment company to qualify for the exemption from presenting a statement of cash flows. Specifically, it eliminates the requirements that substantially all of an entity's investments be carried at "market value" and that the investments be highly liquid. Instead, it requires substantially all of the entity's investments to be carried at "fair value" and classified as Level 1 or Level 2 measurements under ASC 820.

   Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels:
Level 1 -- unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 -- inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including unadjusted quoted market prices for similar investments, interest rates and credit risk); and Level 3 -- unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).

   In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and consideration of factors specific to the investment.

   The Partnerships' assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

Spectrum Currency

                                        Unadjusted
                                     Quoted Prices in Significant
                                      Active Markets     Other    Significant
                                      for Identical   Observable  Unobservable
                                          Assets        Inputs       Inputs
December 31, 2013                       (Level 1)      (Level 2)   (Level 3)     Total
-----------------                    ---------------- ----------- ------------ ----------
                                            $              $           $           $
Assets
Investment in Cambridge Master Fund.        --        11,299,138      n/a      11,299,138
Investment in KR Master Fund........        --         7,290,317      n/a       7,290,317
                                            --        ----------               ----------
Total Assets........................        --        18,589,455      n/a      18,589,455
                                            ==        ==========               ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                                        Unadjusted
                                     Quoted Prices in Significant
                                      Active Markets     Other    Significant
                                      for Identical   Observable  Unobservable
                                          Assets        Inputs       Inputs
December 31, 2012                       (Level 1)      (Level 2)   (Level 3)     Total
-----------------                    ---------------- ----------- ------------ ----------
                                            $              $           $           $
Assets
Investment in KR Master Fund........        --        10,109,603      n/a      10,109,603
Investment in Cambridge Master Fund.        --         6,920,831      n/a       6,920,831
Forwards............................        --           105,849      n/a         105,849
                                            --        ----------               ----------
Total Assets........................        --        17,136,283      n/a      17,136,283
                                            --        ----------               ----------
Liabilities
Forwards............................        --            64,477      n/a          64,477
                                            --        ----------               ----------
Total Liabilities...................        --            64,477      n/a          64,477
                                            --        ----------               ----------
Unrealized currency gain............                                                1,833
                                                                               ----------
*Net fair value.....................        --        17,071,806      n/a      17,073,639
                                            ==        ==========               ==========

* This amount comprises of the "Net unrealized gain on open contracts" and "Investment in Cambridge Master Fund and KR Master Fund" on the Statements of Financial Condition.

  During the twelve months ended December 31, 2013 and 2012, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

Spectrum Global Balanced

                              Unadjusted
                           Quoted Prices in Significant
                            Active Markets     Other    Significant
                            for Identical   Observable  Unobservable
                                Assets        Inputs       Inputs
 December 31, 2013            (Level 1)      (Level 2)   (Level 3)     Total
 -----------------         ---------------- ----------- ------------ ---------
                                  $              $           $           $
 Assets
 Futures..................     511,577          --          n/a        511,577
                               -------          --                   ---------
 Total Assets.............     511,577          --          n/a        511,577
                               -------          --                   ---------
 Liabilities
 Futures..................     200,698          --          n/a        200,698
 Options Written..........      31,915          --                      31,915
                               -------          --                   ---------
 Total Liabilities........     232,613          --          n/a        232,613
                               -------          --                   ---------
 Unrealized currency gain.                                             889,621
                                                                     ---------
 *Net fair value..........     278,964          --          n/a      1,168,585
                               =======          ==                   =========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                               Unadjusted
                            Quoted Prices in Significant
                             Active Markets     Other    Significant
                             for Identical   Observable  Unobservable
                                 Assets        Inputs       Inputs
  December 31, 2012            (Level 1)      (Level 2)   (Level 3)    Total
  -----------------         ---------------- ----------- ------------ -------
                                   $              $           $          $
  Assets
  Futures..................     270,741            --        n/a      270,741
  Forwards.................          --        70,236        n/a       70,236
                                -------        ------                 -------
  Total Assets.............     270,741        70,236        n/a      340,977
                                -------        ------                 -------
  Liabilities
  Futures..................     195,393            --        n/a      195,393
  Forwards.................          --        40,258        n/a       40,258
  Options Written..........      22,859            --                  22,859
                                -------        ------                 -------
  Total Liabilities........     218,252        40,258        n/a      258,510
                                -------        ------                 -------
  Unrealized currency gain.                                           876,453
                                                                      -------
  *Net fair value..........      52,489        29,978        n/a      958,920
                                =======        ======                 =======

* This amount comprises of the "Total net unrealized gain on open contracts" and "Options written" on the Statements of Financial Condition.

  During the twelve months ended December 31, 2013 and 2012, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

Spectrum Select

                             Unadjusted
                          Quoted Prices in Significant
                           Active Markets     Other    Significant
                           for Identical   Observable  Unobservable
                               Assets        Inputs       Inputs
December 31, 2013            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $
Assets
Futures..................    9,894,085            --       n/a       9,894,085
Forwards.................           --       528,063       n/a         528,063
                             ---------       -------                ----------
Total Assets.............    9,894,085       528,063       n/a      10,422,148
                             ---------       -------                ----------
Liabilities
Futures..................    3,011,012            --       n/a       3,011,012
Forwards.................           --        69,127       n/a          69,127
                             ---------       -------                ----------
Total Liabilities........    3,011,012        69,127       n/a       3,080,139
                             ---------       -------                ----------
Unrealized currency loss.                                             (689,577)
                                                                    ----------
*Net fair value..........    6,883,073       458,936       n/a       6,652,432
                             =========       =======                ==========

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


                             Unadjusted
                          Quoted Prices in Significant
                           Active Markets     Other    Significant
                           for Identical   Observable  Unobservable
                               Assets        Inputs       Inputs
December 31, 2012            (Level 1)      (Level 2)   (Level 3)      Total
-----------------         ---------------- ----------- ------------ ----------
                                 $              $           $            $
Assets
Futures..................    7,876,474            --       n/a       7,876,474
Forwards.................           --       619,732       n/a         619,732
                             ---------       -------                ----------
Total Assets.............    7,876,474       619,732       n/a       8,496,206
                             ---------       -------                ----------
Liabilities
Futures..................    4,169,335            --       n/a       4,169,335
Forwards.................           --       571,652       n/a         571,652
                             ---------       -------                ----------
Total Liabilities........    4,169,335       571,652       n/a       4,740,987
                             ---------       -------                ----------
Unrealized currency loss.                                           (1,203,865)
                                                                    ----------
*Net fair value..........    3,707,139        48,080       n/a       2,551,354
                             =========       =======                ==========

* This amount comprises of the "Total net unrealized gain on open contracts" on the Statements of Financial Condition.

  During the twelve months ended December 31, 2013 and 2012, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

Spectrum Strategic

                                  Unadjusted
                               Quoted Prices in Significant
                                Active Markets     Other    Significant
                                for Identical   Observable  Unobservable
                                    Assets        Inputs       Inputs
December 31, 2013                 (Level 1)      (Level 2)   (Level 3)     Total
-----------------              ---------------- ----------- ------------ ----------
                                      $              $           $           $
Assets
Investment in BHM I, LLC......        --        46,985,018      n/a      46,985,018
Investment in PGR Master Fund.        --         3,327,454      n/a       3,327,454
Investment in MB Master Fund..        --         4,183,031      n/a       4,183,031
                                      --        ----------               ----------
Total Assets..................        --        54,495,503      n/a      54,495,503
                                      ==        ==========               ==========

                                  Unadjusted
                               Quoted Prices in Significant
                                Active Markets     Other    Significant
                                for Identical   Observable  Unobservable
                                    Assets        Inputs       Inputs
December 31, 2012                 (Level 1)      (Level 2)   (Level 3)     Total
-----------------              ---------------- ----------- ------------ ----------
                                      $              $           $           $
Assets
Investment in BHM I, LLC......        --        63,045,391      n/a      63,045,391
Investment in PGR Master Fund.        --         5,021,111      n/a       5,021,111
Investment in MB Master Fund..        --         8,142,971      n/a       8,142,971
                                      --        ----------               ----------
Total Assets..................        --        76,209,473      n/a      76,209,473
                                      --        ==========               ==========

  During the twelve months ended December 31, 2013 and 2012, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Technical

                                         Unadjusted
                                      Quoted Prices in
                                       Active Markets  Significant  Significant
                                       for Identical   Unobservable Unobservable
                                           Assets         Inputs       Inputs
December 31, 2013                        (Level 1)      (Level 3)    (Level 3)      Total
-----------------                     ---------------- ------------ ------------ ----------
                                             $              $            $            $
Assets
Investment in Blackwater Master Fund.           --      33,548,272      n/a      33,548,272
Futures..............................    5,404,721              --      n/a       5,404,721
Forwards.............................           --         728,738      n/a         728,738
                                         ---------      ----------               ----------
Total Assets.........................    5,404,721      34,277,010      n/a      39,681,731
                                         ---------      ----------               ----------
Liabilities
Futures..............................    1,139,524              --      n/a       1,139,524
Forwards.............................           --         320,514      n/a         320,514
                                         ---------      ----------               ----------
Total Liabilities....................    1,139,524         320,514      n/a       1,460,038
                                         ---------      ----------               ----------
Unrealized currency loss.............                                            (3,447,831)
                                                                                 ----------
*Net fair value......................    4,265,197      33,956,496      n/a      34,773,862
                                         =========      ==========               ==========

                                         Unadjusted
                                      Quoted Prices in
                                       Active Markets  Significant  Significant
                                       for Identical   Unobservable Unobservable
                                           Assets         Inputs       Inputs
December 31, 2012                        (Level 1)      (Level 3)    (Level 3)      Total
-----------------                     ---------------- ------------ ------------ ----------
                                             $              $            $            $
Assets
Investment in Blackwater Master Fund.           --      43,685,685      n/a      43,685,685
Futures..............................    4,081,355              --      n/a       4,081,355
Forwards.............................           --       1,275,053      n/a       1,275,053
                                         ---------      ----------               ----------
Total Assets.........................    4,081,355      44,960,738      n/a      49,042,093
                                         ---------      ----------               ----------
Liabilities
Futures..............................    2,249,281              --      n/a       2,249,281
Forwards.............................           --         665,520      n/a         665,520
                                         ---------      ----------               ----------
Total Liabilities....................    2,249,281         665,520      n/a       2,914,801
                                         ---------      ----------               ----------
Unrealized currency loss.............                                            (3,483,151)
                                                                                 ----------
*Net fair value......................    1,832,074      44,295,218      n/a      42,644,141
                                         =========      ==========               ==========

* This amount comprises of the "Total net unrealized gain on open contracts" and "Investment in Blackwater Master Fund" on the Statements of Financial Condition.

  During the twelve months ended December 31, 2013 and 2012, there were no Level 3 assets and liabilities and there were no transfers of assets or liabilities between Level 1 and Level 2.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


9. Financial Highlights

   The following ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partner's share of income, expenses and average net assets.

Spectrum Currency

                                                2013      2012      2011
                                              ------    ------    ------
      Per Unit operating performance:
      Net asset value, January 1:............ $ 7.57    $ 8.63    $ 9.57
                                              ------    ------    ------
        Interest Income......................     --(2)     --(2)     --(2)
        Expenses.............................  (0.53)    (0.53)    (0.60)
        Realized/Unrealized Income (Loss)(1).   0.35     (0.53)    (0.34)
                                              ------    ------    ------
        Net Loss.............................  (0.18)    (1.06)    (0.94)
                                              ------    ------    ------
      Net asset value, December 31:.......... $ 7.39    $ 7.57    $ 8.63
                                              ======    ======    ======
     For the Calendar Year:
      Ratios to average net assets:
        Net Investment Loss/ /...............   (7.2)%    (6.6)%    (6.7)%
        Expenses before Incentive Fees.......    6.4%      6.7%      6.8%
        Expenses after Incentive Fees........    7.2%      6.7%      6.8%
        Net Loss.............................   (2.4)%   (13.5)%   (10.9)%
      Total return before incentive fees.....   (1.6)%   (12.3)%    (9.8)%
      Total return after incentive fees......   (2.4)%   (12.3)%    (9.8)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)Amount less than 0.005%.

Spectrum Global Balanced

                                                 2013     2012     2011
                                               ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $14.06   $14.83   $17.12
                                               ------   ------   ------
         Interest Income......................   0.01     0.01     0.01
         Expenses.............................  (0.84)   (0.90)   (0.96)
         Realized/Unrealized Income (Loss)(1).   0.06     0.12    (1.34)
                                               ------   ------   ------
         Net Loss.............................  (0.77)   (0.77)   (2.29)
                                               ------   ------   ------
       Net asset value, December 31:.......... $13.29   $14.06   $14.83
                                               ======   ======   ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (6.0)%   (6.1)%   (6.2)%
         Expenses before Incentive Fees.......    6.1%     6.2%     6.3%
         Expenses after Incentive Fees........    6.1%     6.2%     6.3%
         Net Loss.............................   (5.2)%   (5.2)%  (15.4)%
       Total return before incentive fees.....   (5.5)%   (5.2)%  (13.4)%
       Total return after incentive fees......   (5.5)%   (5.2)%  (13.4)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Select

                                                 2013     2012     2011
                                               ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $27.76   $31.24   $38.03
                                               ------   ------   ------
         Interest Income......................   0.01     0.02     0.01
         Expenses.............................  (2.17)   (2.44)   (3.07)
         Realized/Unrealized Income (Loss)(1).   0.88    (1.06)   (3.73)
                                               ------   ------   ------
         Net Loss.............................  (1.28)   (3.48)   (6.79)
                                               ------   ------   ------
       Net asset value, December 31:.......... $26.48   $27.76   $31.24
                                               ======   ======   ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (7.9)%   (8.0)%   (8.8)%
         Expenses before Incentive Fees.......    8.0%     8.1%     8.3%
         Expenses after Incentive Fees........    8.0%     8.1%     8.9%
         Net Loss.............................   (4.5)%  (10.7)%  (19.6)%
       Total return before incentive fees.....   (4.6)%  (11.1)%  (17.3)%
       Total return after incentive fees......   (4.6)%  (11.1)%  (17.9)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

Spectrum Strategic

                                                 2013     2012     2011
                                               ------   ------   ------
       Per Unit operating performance:
       Net asset value, January 1:............ $14.25   $16.02   $21.49
                                               ------   ------   ------
         Interest Income......................   0.01     0.01     0.01
         Expenses.............................  (1.24)   (1.37)   (1.87)
         Realized/Unrealized Income (Loss)(1).   0.62    (0.41)   (3.61)
                                               ------   ------   ------
         Net Loss.............................  (0.61)   (1.77)   (5.47)
                                               ------   ------   ------
       Net asset value, December 31:.......... $13.64   $14.25   $16.02
                                               ======   ======   ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (8.9)%   (9.0)%   (9.8)%
         Expenses before Incentive Fees.......    9.0%     9.1%     9.0%
         Expenses after Incentive Fees........    9.0%     9.1%     9.8%
         Net Loss.............................   (4.3)%  (11.4)%  (28.6)%
       Total return before incentive fees.....   (4.3)%  (11.0)%  (24.7)%
       Total return after incentive fees......   (4.3)%  (11.0)%  (25.5)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

                  Morgan Stanley Smith Barney Spectrum Series
                         Notes to Financial Statements


Spectrum Technical

                                                 2013     2012      2011
                                               ------   ------    ------
       Per Unit operating performance:
       Net asset value, January 1:............ $16.71   $19.65    $21.33
                                               ------   ------    ------
         Interest Income......................   0.01     0.01      0.01
         Expenses.............................  (1.24)   (1.38)+   (1.68)
         Realized/Unrealized Income (Loss)(1).   1.07    (1.57)    (0.01)
                                               ------   ------    ------
         Net Loss.............................  (0.16)   (2.94)    (1.68)
                                               ------   ------    ------
       Net asset value, December 31:.......... $16.55   $16.71    $19.65
                                               ======   ======    ======
      For the Calendar Year:
       Ratios to average net assets:
         Net Investment Loss/ /...............   (7.5)%   (7.7)%    (8.1)%
         Expenses before Incentive Fees.......    7.5%     7.8%++    8.2%
         Expenses after Incentive Fees........    7.5%     7.8%++    8.2%
         Net Loss.............................   (1.0)%  (17.0)%    (8.0)%
       Total return before incentive fees.....   (1.0)%  (15.0)%    (7.8)%
       Total return after incentive fees......   (1.0)%  (15.0)%    (7.9)%

(1)Realized/Unrealized Income (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

+ Expenses per Unit would have been $(1.39) in 2012 had it not been for the management fee waived by Chesapeake.

++ Such percentage is after waiver of management fees. Chesapeake voluntarily waived a portion of the management fees (equal to 0.04% in 2012 of the average net assets).

10.Subsequent Events

   Management performed its evaluation of subsequent events through the date of filing, and has determined that there were no subsequent events requiring adjustments of or disclosure in the financial statements other than those disclosed below.

   Effective April 1, 2014, the flat rate brokerage fees for Spectrum Currency and Spectrum Global Balanced shall be reduced from 4.60% per annum (paid monthly) to 3.60% per annum (paid monthly) of Spectrum Currency's and Spectrum Global Balanced net assets.

   Effective April 1, 2014, the flat rate brokerage fees for Spectrum Select, Spectrum Strategic and Spectrum Technical shall be reduced from 6.0% per annum (paid monthly) to 4.0% per annum (paid monthly) of Spectrum Select's, Spectrum Strategic's and Spectrum Technical's net assets.

   Effective March 1, 2014, the management fee payable by Spectrum Strategic to Blenheim was reduced to a rate of 1/12 of 2% (a 2% annual rate) of net assets allocated to Blenheim on the first day of each month.

   Effective March 1, 2014, the incentive fee payable by Spectrum Strategic to Blenheim increased to 20% of the trading profits experienced with respect to the net assets allocated to Blenheim accruing monthly but payable as of the end of each calendar quarter.

   Effective March 1, 2014, Spectrum Strategic directly pays BHMI, LLC for its pro rata portion of incentive, management and administrative fees.

   Effective March 1, 2014, the management fee payable by Spectrum Strategic to Aventis was reduced to a rate of 1/12 of 1.25% (a 1.25% annual rate) of net assets allocated to Aventis on the first day of each month.

                           CERES MANAGED FUTURES LLC
                         522 Fifth Avenue . 14th Floor
                              New York, NY 10036

                                Publication #07

                                Morgan Stanley

(C) 2013 Morgan Stanley Smith Barney LLC